EXHIBIT 10.42

PARTICIPATION AGREEMENT

BETWEEN

LOUISVILLE GAS AND ELECTRIC

AND

ILLINOIS MUNICIPAL ELECTRIC AGENCY

SEPTEMBER 24, 1990

CONFORMED COPY ISSUED MARCH 8, 1993

BY THE

LOUISVILLE GAS AND ELECTRIC CO.

RESOURCE AND ELECTRIC SYSTEM PLANNING DEPARTMENT

502 627-2300

PARTICIPATION AGREEMENT

BY AND BETWEEN

LOUISVILLE GAS AND ELECTRIC COMPANY

220 West Main Street

Post Office Box 32010 (40232)

Louisville, Kentucky 40202

AND

ILLINOIS MUNICIPAL ELECTRIC AGENCY

919 South Spring Street

Springfield, Illinois 62704

September 24, 1990

as amended January 22, 1991

CONFORMED COPY

AGREEMENT

This Agreement, dated September 24, 1990, as amended by Amendment to Participation Agreement, dated January 22, 1991, between Louisville Gas and Electric Company (“Louisville” or a “Party”), a Kentucky corporation, and Illinois Municipal Electric Agency (“IMEA” or a “Party”), an Illinois municipal corporation, collectively (the “Parties”).

WHEREAS, IMEA is an agency composed of numerous municipally-owned electric systems, and is empowered, among other things, to plan, finance, develop, own, and operate projects to supply electric power and energy on a collective basis for the present and future needs of its members; and

WHEREAS, Louisville is a regulated public utility and owns and operates facilities for the generation, transmission, and distribution of electric power and. energy in the Commonwealth of Kentucky; and

WHEREAS, IMEA owns and operates facilities for the generation and transmission of electric power and energy in the State of Illinois; and

WHEREAS, Louisville is the owner of the Trimble County Plant; and

WHEREAS, Louisville and IMEA are entering into this Agreement to establish (a) the respective ownership interests of the Parties in Trimble County Unit 1, and (b) the respective obligations and rights of the Parties with respect to the operation and maintenance of Trimble County Unit 1.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein set forth, and subject to the terms and conditions herein set forth, the Parties agree as follows:

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS

1.1	Agreed Rate.
1.2	Agreement
1.3	Capacity Factor.
1.4	Closing.
1.5	Commercial Operation Date.
1.6	Construction Work.
1.7	Coordination Committee.
1.8	Delivery Points.
1.9	Effective Date.
1.10	Electric Capability.
1.11	Electric Energy.
1.12	Electric Capability And Energy.
1.13	Electric Capability And Energy Entitlement.
1.14	Execution Date.
1.15	Fixed Operation and Maintenance Expenses.
1.16	Force Majeure.
1.17	Fuel/Reactant Operation Expenses.
1.18	Good Utility Practice.
1.19	Incremental Capital Assets.
1.20	Insurance.
1.21	Interchange Agreement.
1.22	Internal Load.
1.23	Louisville’s Cost of Capital.
1.24	Municipal System.
1.25	Net Electric Generating Capability And Associated Electric Energy.
1.26	Net Seasonal Capability.
1.27	Operating Work.
1.28	Participant.
1.29	Representative.
1.30	Trimble County General Plant Facilities.
1.31	Trimble County Plant.
1.32	Trimble County Site.
1.33	Trimble County Unit 1.
1.34	Uniform System Of Accounts.

ARTICLE 2 OWNERSHIP INTEREST AND SALE

2.1	Ownership Interests.
2.2	Sale Of Property Included In Trimble County Unit 1.
2.3	Release From Lien Of Louisville’s Indenture.
2.4	Closing.
2.5	Additional Generating Units.
2.6	Modification Of Existing Property.

ARTICLE 3 PURCHASE, PAYMENT, AND CLOSING

3.1	Purchase Price.

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3.2	Deposit.
3.3	Final Payment.
3.4	Closing.
3.5	Date And Place.
3.6	Delivery Of Documents. Certificates. And Funds.
3.7	Extension Of Time For Closing.
3.8	Special Conditions.
3.9	Liquidated Damages.
3.10	Continued Marketing By Louisville.
3.11	Termination If Closing Does Not Occur.

ARTICLE 4 REPRESENTATIONS, WARRANTIES, AND MUTUAL COVENANTS

4.1	IMEA Representations.
4.2	IMEA Organization.
4.3	Authority Relative To This Agreement.
4.4	Approvals And Consents.
4.5	Legal Proceedings.
4.6	Louisville Representations.
4.7	Louisville Organization.
4.8	Authority Relative To This Agreement.
4.9	Approvals And Consents.
4.10	Legal Title.
4.11	Condition of Plant and Equipment.
4.12	Legal Proceedings.

ARTICLE 5 OPERATING ARRANGEMENTS

5.1	Authority For Operation And Management.
5.2	Scheduling And Dispatching Of Electric Generation.
5.3	Economic Replacement of Trimble County Unit 1 Energy.
5.4	Electric Capability And Energy Entitlements.
5.5	Precommercial Energy.
5.6	Operations Management.
	5.6.1	Administration Of Operating Work And Incremental Capital Assets.
	5.6.2	Purchasing Necessary Goods And Services.
	5.6.3	Procurement of Fuel.
	5.6.4	Expenditure Of Funds.
	5.6.5	Insurance.
	5.6.6	Enforcement Of Claims Against Third Parties.
	5.6.7	Processing Claims By Third Parties.
	5.6.8	Delivery Of Operating Data.
5.7	Environmental Laws and Regulations.
5.8	Limited Re-Opener: Environmental Legislation.
5.9	Indemnification of Environmental Fines and Penalties.

ARTICLE 6 INCREMENTAL CAPITAL ASSETS

6.1	Determination Of Need.
6.2	Estimate Of Costs.
6.3	Responsibility For Costs.

ARTICLE 7 COMPENSATION

7.1	Monthly Charges.
	7.1.1	Fuel/Reactant Operation Expense.
	7.1.2	Fixed Operation And Maintenance Expenses.
	7.1.3	Non-Fuel Operating Component.
	7.1.4	Working Capital Component.
	7.1.5	Transmission Charge.
	7.1.6	Service Fee.

ARTICLE 8 BILLING, PAYMENTS, AND RECORDS

8.1	Billings By Louisville.
8.2	Payments By IMEA or Louisville.
8.3	Records.

ARTICLE 9 TRANSMISSION SERVICE

ARTICLE 10 BACKUP POWER AND ENERGY

10.1	From Louisville.
10.2	From Third Parties.
10.3	Effective Date of Backup Power Provision.

ARTICLE 11 GENERAL CONDITIONS

11.1	Cooperation.
11.2	Approvals.
11.3	Access.
11.4	Conditions Precedent To Louisville’s Obligations Hereunder.
	11.4.1	Accuracy Of IMEA’s Representations And Warranties.
	11.4.2	Capability Of Performance By IMEA.
	11.4.3	Opinion Of Counsel For IMEA.
	11.4.4	Payment Of Funds By IMEA.
11.5	Conditions Precedent To IMEA’s Obligations Hereunder.
	11.5.1	Accuracy Of Louisville’s Representations And Warranties.
	11.5.2	Capability Of Performance By Louisville.
	11.5.3	Opinion Of Counsel-For-Louisville.
11.6	Conditions Precedent To The Respective Obligations Of The Parties.
11.7	Release From Louisville’s Indenture(s).
11.8	Amendments.
11.9	LIMITED WARRANTY.
11.10	No Agency Or Third Party Beneficiary.

ARTICLE 12 TAXES

12.1	Management Of Tax Matters.
12.2	Sharing or Taxes And Related Payments.
12.3	Payment Of Title Taxes And Fees.
12.4	Exclusion Of Income Taxes.
12.5	Non-creation Of Taxable Entity.

ARTICLE 13 INSURANCE

13.1	Procurement Of Insurance.

	13.1.1	Sharing-Of Insurance Costs.
	13.1.2	IMEA Named As Insured.
	13.1.3	Procurement Of Additional Insurance For IMEA.
	13.1.4	Sharing Of Refunds From Insurance Premiums.
	13.1.5	Sharing Of Insurance Proceeds.
13.2	Destruction.
	13.2.1	Damage Or Destruction Fully Covered By Insurance.
	13.2.2	Damage Or Destruction Not Fully Covered By Insurance.

ARTICLE 14 PARTITION OF OR TRANSFER OF INTEREST IN THIMBLE COUNTY UNIT

14.1	Special Nature Of Trimble County Unit 1 – Waiver of Right of Partition.
14.2	Transfer Of Ownership Interests To Third Parties.
	14.2.1	Conditions Of Transfer.
	14.2.2	Further Conditions Of Transfer.
	14.2.3	Non-applicability Of Certain Provisions.
14.3	Transfer of Associated Rights and Interests.

ARTICLE 15 RIGHT OF FIRST REFUSAL

ARTICLE 16 ASSIGNMENT

16.1	Limitation Of Assignability.
16.2	Successors And Assigns.

ARTICLE 17 LIABILITY AND DEFAULT

17.1	Liability To Third Parties.
17.2	Liability Between The Parties.
17.3	Indemnification.
17.4	Nature And Survival Of Representations And Warranties.
17.5	Default.
	17.5.1	Events Of Default.
	17.5.2	Curing Default in Regard To Paring Money.
	17.5.3	Curing Default For Other Than Failure To Pay Money.
	17.5.4	Non-Applicability of Cure Provisions.
	17.5.5	Appointment Of A Receiver.
	17.5.6	Additional Obligations.
	17.5.7	Waivers.
	17.5.8	Legal And Other Costs.
17.6	Force Majeure.

ARTICLE 18 ADMINISTRATION

18.1	Coordination Committee.
18.2	Membership.
18.3	Meetings.
18.4	Functions.
18.5	Records.
18.6	Expenses.
18.7	Conduct.

ARTICLE 19 DISAGREEMENT

19.1	Consultation.
19.2	Disagreement After Commercial Operation.
19.3	Arbitration.
19.4	Obligations To Make Payments.

ARTICLE 20 REMEDIES

20.1	All Remedies - Setoff.
20.2	Injunctive Relief.
20.3	No Remedy Exclusive.
20.4	20.4

ARTICLE 21 MISCELLANEOUS

21.1	Governing Law.
21.2	Notice To Parties.
21.3	Article Headings Not To Affect Meaning.
21.4	Counterparts.
21.5	Time.
21.6	Severability.
21.7	Integration.
21.8	Computation Of Time.
21.9	Waiver.
21.10	Equal Opportunity Clause.
21.11	Non-Segregated Facilities.
21.12	Condemnation.

ARTICLE 22 TERM AND TERMINATION

22.1	Termination.
22.2	Retirement Of Property.
22.3	Retirement Costs.

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ARTICLE 1

DEFINITIONS

1.1                                 Agreed Rate.

Two (2) percent per annum above the published prime commercial lending rate established from time to time by Chase Manhattan Bank, New York, New York.

1.2                                 Agreement

This Participation Agreement between Louisville and IMEA dated as of September 24, 1990.

1.3                                 Capacity Factor.

The ratio of the actual net electric energy generated by Trimble County Unit I in a period of time to the maximum net electric energy that could be generated by the same unit in the same period of time if such unit operated uninterrupted at its Net Seasonal Capability rating.

1.4                                 Closing.

The delivery of documents and certificates and the payment of money as provided in Article 3a

1.5                                 Commercial Operation Date.

The date on which Trimble County Unit 1 is determined by Louisville to be reliable as a source of electric capacity and energy. In the absence of a Force Majeure condition, the Commercial Operation Date shall be no later than December 31, 1990. Such determination shall be made by Louisville in the same manner as is customary for Louisville in determining the commercial operation date of any of its other fossil fuel-fired steam electric generating units.

1.6                                 Construction Work.

All engineering, design, contract preparation, purchasing (of equipment, materials, and supplies), construction, supervision, expediting, inspection, accounting, testing and start-up for the Trimble County Plant and preparation of operating and equipment manuals, quality assurance manuals, emergency action plans, all reports required by regulatory authorities and the conduct of hearings and all other activities incidental to obtaining requisite permits, licenses, and certificates for the construction and operation of the Trimble County Plant prior to the Commercial Operation Date of Trimble County Unit 1 in accordance with Electric Plant Instruction No. 3, Components of Construction Cost. Uniform System of Accounts. Construction Work, as used in Article 15 hereof, shall refer to the categories of costs and expenses set forth above, which relate to the unit to be constructed referenced in Article 15.

1.7                                 Coordination Committee.

The committee established pursuant to Article 18 hereof.

1.8                                 Delivery Points.

The interconnection points of Louisville’s system with the utility or utilities with which IMEA has contracted for transmission service to transmit power from Louisville to IMEA.

1.9                                 Effective Date.

See definition for Execution Date.

1.10                           Electric Capability.

Megawatts (MW) of electric demand.

1.11                           Electric Energy.

Megawatt-hours (MWH) of electric energy.

1.12                           Electric Capability And Energy.

Electric Capability and associated Electric Energy.

1.13                           Electric Capability And Energy Entitlement.

The percentage of the Net Electric Generating Capability and Associated Electric Energy of Trimble County Unit 1 to which Louisville or IMEA, as the case may be, is entitled under Article 54 of this Agreement.

1.14                           Execution Date.

The date upon which the Parties entered into this Agreement, which appears at the beginning of this Agreement. Unless otherwise specified, the Effective Date shall be the Execution Date.

1.15                           Fixed Operation and Maintenance Expenses.

The Fixed Operation and Maintenance Expenses are calculated as the sum of the following expenses as they relate to the operation and maintenance of Trimble County Unit 1, Trimble County General Plant Facilities (as such pertain to Trimble County Unit 1), and the Trimble County Site (as such pertain to Trimble County Unit 1), as recorded in Louisville’s accounting records under the Uniform System of Accounts:

(a)                                  Operation supervision and engineering (Account 500).

(b)                                 Steam expenses (Account 502 except for scrubber reactant).

(c)                                  Electric expenses (Account 505)

(d)                                 Miscellaneous steam power expenses (Account 506).

(e)                                  Rents (Account 507).

(f)                                    Maintenance of electric plant (Account 513).

(g)                                 Maintenance of miscellaneous steam plant (Account 514).

1.16                           Force Majeure.

Any cause beyond the reasonable control of a Party, and which by reasonable efforts the Party is unable to overcome, including without limitation, the following:  acts of God; strikes, lockouts, or other industrial disturbances; acts of public enemies; acts, orders, or absence of necessary orders and permits of any kind, from the government of the United States, or from the government of one of its sovereign states, or any of their departments, agencies, or officials, or from any civil or military authority; insurrections; riots; delay in transportation; unforeseen soil conditions; equipment, material, supplies, labor or machinery shortages; epidemics; landslides; lightning; earthquakes; fire; hurricanes; tornadoes; storms; floods; washouts; droughts; arrest; war; civil disturbances; explosions; breakage or accident to machinery, equipment, transmission lines, pipes, or canals; partial or entire failure of utility service; breach of contract by any supplier, contractor, subcontractor, laborer, or materialman; sabotage; injunction; blight; famine; blockage; quarantine; or any other similar or dissimilar cause or event not reasonably with the control of the Party.  Force Majeure does not include financial inability to pay, and shall not, in any event, excuse payment for obligations already incurred hereunder at the time such claim is made.

1.17                           Fuel/Reactant Operation Expenses.

The fuel/reactant operation expenses are calculated as the sum of the following expenses as recorded in Louisville’s accounting records under the Uniform System of Accounts:

(a)                                  Fuel (Account 501).

(b)                                 Scrubber reactant expenses in Steam Expenses (Account 502).

1.18                           Good Utility Practice.

At a particular time, any of the practices, methods, and acts, which, in the exercise of reasonable judgement in the light of the facts known at the time the decision was made, would have been expected to accomplish the desired result or further the possibility of achieving such result, at a reasonable cost consistent with reliability and safety and all applicable laws and governmental rules, regulations, and orders pertaining to Trimble County Plant Such practices, methods, and acts shall include, but shall not be limited to, any of the practices, methods, and acts engaged in or approved by other members of the electric utility industry at, prior to, or subsequent to the time the decision was made Good Utility Practice is not intended to be limited to the optimum practice, method, or act to the exclusion of all others, but rather to be a number of possible practices, methods, or acts.

1.19                           Incremental Capital Assets.

All assets of the Trimble County Plant pertaining to the use of Trimble County Unit 1 which are not included in Accounts 101, 106, or 107 of the Uniform System of Accounts on the Commercial Operation Date, or such later date as is necessary to complete the original construction of Trimble County Unit 1 and the Trimble County General Plant Facilities and the Trimble County Site as they pertain to the Trimble County Unit l.

1.20                           Insurance.

Policies of insurance of any type procured and maintained, including any self-insurance maintained by Louisville or jointly by the Parties, relating to Trimble County Unit 1 on and after its Commercial Operation Date, in accordance with Article 13 hereof.

1.21                           Interchange Agreement.

The agreement between Louisville and IMEA, as such agreement may be amended from time to time, providing for purchases and sales of electric capacity and energy between the Parties, and specifying the rates to be charged for such transactions as filed with the Federal Energy Regulatory Commission (“FERC”).

1.22                           Internal Load.

Aggregate electric demand of all retail consumers served, including those served under non-firm (interruptible) rate schedules, and associated transmission and distribution losses.

1.23                           Louisville’s Cost of Capital.

An amount determined by the weighted average cost of capital based on Louisville’s capital structure at the end of the prior month, including short-term debt, long-term debt, preferred stock, and common equity. The cost rates for short-term debt, long-term debt, and preferred stock shall be determined based on the average embedded cost at the end of the prior month.  The cost of common equity shall be based upon the rate of return on common equity allowed by the Kentucky Public Service Commission, or its successor, by its Order in Louisville’s last general rate case.

1.24                           Municipal System.

A municipality in Illinois which now or hereafter is a member of IMEA.

1.25                           Net Electric Generating Capability And Associated Electric Energy.

The maximum continuous ability of Trimble County Unit 1 to produce power which can be available at any particular time, less any power required for operation of the unit, taking into account all relevant conditions and factors affecting or limiting the capability of the unit to produce power at such time, including, without limitation, availability and quality of fuel, any mechanical or other defects, breakdowns, malfunctions, or environmental and permit limitations then existing.

1.26                           Net Seasonal Capability.

The steady hourly output, less auxiliary usage, which generating equipment is expected to produce under ideal conditions, and adjusted due to seasonal variations in ambient temperature, condensing water availability and/or temperature, reservoir levels, scheduled reservoir discharge, river flow head, etc. Such output shall be declared on a monthly basis and determined according to testing criteria defined in the East Central Area Reliability Coordination Agreement’s Document No. 4 entitled, ~Criteria and Method For the Uniform Rating of Generating Equipment.

1.27                           Operating Work.

All engineering, contract preparation, purchasing, repair, supervision, recruitment, training, expediting, inspection, accounting, testing, protection, operating, management, maintenance, and all other work and activities associated with operating Trimble County Unit 1 which are not included in Construction Work, but excluding all work on any Incremental Capital Assets.

1.28                           Participant.

A Municipal System which has a power sales contract with IMEA.

1.29                           Representative.

A Party’s member of the Coordination Committee as set forth in Article 18 of this Agreement.

1.30                           Trimble County General Plant Facilities.

Facilities on the Trimble County Site, excluding those in which an interest is conveyed as identified in Appendix B, which are necessary for use by IMEA with respect to its proportional ownership of Trimble County Unit I, for which IMEA shall have a non-exclusive license, substantially in the form shown in Appendix C, to use consistent with its ownership interests. Ownership in such facilities is not conveyed to IMEA hereunder. Such facilities are identified in Appendix C hereto, and in the absence of other units at the Trimble County Site, all such facilities shall be considered to pertain to the use of Trimble County Unit I.

1.31                           Trimble County Plant.

The generating plant at a site along the Ohio River at Wises Landing in Trimble County, Kentucky, which plant currently consists of a single coal-fired steam electric generating unit of 495,000 kilowatts nearing completion, and includes Trimble County Unit 1, the Trimble County General Plant Facilities, and the Trimble County Site.

1.32                           Trimble County Site.

Certain land, consisting of approximately 2,200 acres, and certain rights in land owned by Louisville, including the land on which Trimble County Unit 1 is constructed and including that portion of the land underlying Trimble County Unit 1 which is conveyed to IMEA under Article 22 hereof. In the absence of other units at the Trimble County Site, all such land shall be considered to pertain to the use of Trimble County Unit 1.

1.33                           Trimble County Unit 1.

The 495,000 kilowatt unit currently nearing completion at the Trimble County Site, consisting of the property set forth in Appendix B hereto.

1.34                           Uniform System Of Accounts.

The FERC’s ‘Uniform System of Accounts Prescribed for Public Utilities and Licensees (Class A and Class B)’, in effect as of the date of this Agreement, as such Uniform System of

Accounts may be modified from time to time. References in this Agreement to any specific account number shall mean the account number in effect as of the Execution Date of this Agreement or any successor account.

ARTICLE 2

OWNERSHIP INTEREST AND SALE

2.1                                 Ownership Interests.

Trimble County Unit 1 shall be owned by the Parties as tenants in common. The undivided ownership interest of each Party in Trimble County Unit 1 shall be free and clear of the lien of any indenture of mortgage, deed of trust, bond resolution, or other instrument (hereinafter called ‘indenture’) establishing a lien upon some or all of the property of the other Party. The undivided ownership interests of Louisville and IMEA in Trimble County Unit 1 shall be 87.88 and 12a12 percent, respectively. Trimble County Unit 1 is more specifically described in Appendix B attached hereto which may be revised from time to time in accordance with this Agreement. Louisville shall retain full ownership of the Trimble County General Plant Facilities as described in Appendix C attached hereto, subject to the non-exclusive license granted to IMEA hereunder Louisville shall retain full ownership of the Trimble County Site except for that portion of the Trimble County Site conveyed to IMEA pursuant to Article 2.2, and subject to the reciprocal easements over the Trimble County Site conveyed to and by Louisville and IMEA.

It is recognized by the Parties, however, that various items of property included in Trimble County Unit 1 may be leased from others in lieu of purchasing such items of property. Nothing in this Agreement shall preclude the Parties from leasing such items of property.  Such leased property shall be held by the Parties in an undivided ownership as tenants in common.

2.2                                 Sale Of Property Included In Trimble County Unit 1.

At the Closing Louisville shall sell and convey to IMEA, and IMEA shall purchase from Louisville, a 12a12 percent undivided ownership interest as a tenant in common in Trimble County Unit 1 as set forth in Appendix B Such conveyance shall be by Bill of Sale substantially in the form shown in Appendix A attached hereto and made a part hereof.

Louisville shall further convey to IMEA by general warranty deed, substantially in the form shown in Appendix E, an undivided ownership interest in 12.12 percent of that portion of the real estate constituting the Trimble County Site underlying Trimble County Unit 1 to be held as tenants in common.

Louisville shall further grant to IMEA a non-exclusive license, substantially in the form shown in Appendix C, to use the Trimble County General Plant Facilities and a non-exclusive easement, substantially In the form shown in Appendix F, over that portion of the Trimble County Site owned by Louisville, as the Trimble County General Plant Facilities and the Trimble County Site pertain to IMEA’s use of Trimble County Unit 1. IMEA shall grant to Louisville an easement, substantially in the form shown in Appendix G, over IMEA’s interest in the Trimble County Site.

Further, after the Closing, the Parties shall execute such other instruments, if any, as may be necessary or appropriate to confirm the respective rights and interests of the Parties hereunder and to maintain their respective ownership interests.

2.3                                 Release From Lien Of Louisville’s Indenture.

At the Closing, Louisville shall furnish to IMEA a properly executed release of that portion of the property being conveyed to IMEA at the Closing from the lien of any and all indentures.

2.4                                 Closing.

The Closing shall be held in accordance with the provisions of Article 3.

2.5                                 Additional Generating Units.

Subject to Article 15 hereof, Louisville shall have the sole and exclusive right to own, install, enlarge, modify, and operate any generating unit or units other than Trimble County Unit 1, as well as any other facility, including necessary appurtenances thereto, on the Trimble County Site, provided that such other units or facilities shall net be so installed enlarged, modified, ad operated as the case may be, as to unreasonably impair (economically or operationally) the operation of Trimble County Unit 1.

2.6                                 Modification Of Existing Property.

Subject to the approval of the Coordination Committee, and in accordance with the terms of this Agreement, Louisville shall have the right to use, enlarge, modify, or relocate any facilities installed as ‘a part of Trimble County Unit 1 or Trimble County General Plant Facilities in connection with the Installation, enlargement, modification, or operation, as the case may be, of such other unit or units or facilities provided that:

(a)                                  such use, enlargement, modification, or relocation of Trimble County Unit 1 facilities or Trimble County General Plant Facilities shall not unreasonably impair (economically or operationally) the operation of Trimble County Unit I; and

(b)                                 the cost of such use, enlargement, modification, or relocation of Trimble County Unit 1 facilities or Trimble County General Plant Facilities, in connection with such other unit or units or facilities, shall be borne by Louisville (except that if such use, enlargement, modification, or relocation of Trimble County Unit 1 facilities or Trimble County General Plant Facilities is in connection with the installation, enlargement, modification, or operation of any additional unit or units or facilities which are owned or to be owned by the Parties in common, then the cost of such use, enlargement, modification, or relocation of said Trimble County Unit 1 facilities or Trimble County General Plant Facilities shall be shared by the Parties in proportion to their respective ownership Interests In such additional unit or units or facilities); and

(c)                                  such action shall not enlarge or diminish the respective ownership interests of the Parties In any part of Trimble County Unit I; and

(d)                                 such action shall not enlarge or diminish their respective obligations to share In the costs of any part of Trimble County Unit 1; and.

(e)                                  further, when modification of existing property and rights requires revisions to existing documents setting forth the respective rights and interests of the Parties, or where new conveyances are required to properly effectuate the modifications to property and rights made hereunder, the Parties apse to cooperate to promptly execute and deliver such documents.

ARTICLE 3

PURCHASE, PAYMENT, AND CLOSING

3.1                                 Purchase Price.

The purchase price for IMEA’s 12.12 percent undivided ownership interest in Trimble County Unit 1 shall be $94,164,428.00 (‘Purchase Price’), paid as follows:

3.2                                 Deposit.

IMEA shall deposit $250,000 in the form of a cashier’s check (“Escrow”) with Escrow Holder (an independent financial institution selected by Louisville) immediately upon execution of this Agreement (“Deposit No. 1”)

3.3                                 Final Payment.

At Closing IMEA will pay, in immediately available funds, the balance due on the Purchase Price after application of all cash deposits previously made (‘Final Payment’). Interest which has accrued on all cash deposits shall be applied in favor of IMEA at Closing toward the balance due on the Purchase Price

3.4                                 Closing.

3.5                                 Date And Place.

Provided that the conditions in Article 3.4 hereof have been fulfilled, Closing shall occur on or before the Commercial Operation Date (except as otherwise provided in Article 3.3 hereof), at such location as may be selected by the Parties, on a mutually acceptable date to be determined by the Parties. Not less than ten (10) days prior to the date on which the Commercial Operation Date is scheduled to occur, Louisville shall give IMEA notice thereof.

3.6                                 Delivery Of Documents. Certificates. And Funds.

At the Closing, Louisville shall deliver to IMEA the Bill of Sale, deed, easement, license, the release of any and all indentures of the ownership interest in Trimble County Unit 1 to be conveyed to IMEA hereunder at the Closing from the lien of such indenture(s), and all certificates and evidences of authorizations, approvals, and documents as provided for herein. IMEA shall deliver to Louisville the Final Payment, to be paid at the Closing, in immediately available funds and all certificates, easements, and evidences of authorizations, approvals, and documents as provided for herein.

3.7                                 Extension Of Time For Closing.

IMEA may extend the date for Closing (as set forth in Article 3.2.1    above) a maximum of ninety (90) additional days, if and only if IMEA deposits with Escrow Holder an additional $500,000 in the form of a cashier’s check (‘Deposit No. 2’), which shall be held in Escrow along with Deposit No. 1. Upon the Closing, Deposit No. 2, including interest accrued thereon, shall be applied toward the Final Payment.

3.8                                 Special Conditions.

IMEA’s obligation to complete the transaction as contemplated in this Article shall be subject to the fulfillment, prior to Closing, of each of the following special conditions:

(a)                                  IMEA shall have obtained entitlement or contractual ~ authority and any required regulatory approval for the use of such transmission system or systems as are necessary to transmit power and energy from the Delivery Points to IMEA.

(b)                                 IMEA shall have issued and sold tax-exempt bonds sufficient in amount to pay for any and all sums due to be paid by IMEA to Louisville at Closing.

(c)                                  The Parties shall have executed the Interchange Agreement.

IMEA shall endeavor in good faith to fulfill each of these special conditions as soon as reasonably practicable. IMEA shall regularly report on its progress to Louisville. Louisville shall endeavor in good faith to conclude and execute the Interchange Agreement.

Should IMEA fail or be unable to close by Closing, or by such time as Closing may be extended pursuant to Article 3.3 hereof, due to Its inability to meet these special conditions, the Agreement shall terminate without penalty to either Party.

3.9                                 Liquidated Damages.

The Parties agree that in the event the Escrow is terminated by reason of any default of IMEA, then Louisville shall be released from any and all obligations to IMEA under this Agreement. Furthermore, IMEA and Louisville agree that in such event, the amount of damages that Louisville will suffer will be impractical or extremely difficult to determine, and that, therefore, (1) in the event default occurs and IMEA has not extended the time for Closing pursuant to Article 3.3 above, Louisville shall receive Deposit No. I and the interest which is accrued thereon, as liquidated damages, which shall be its sole and exclusive remedy; or (2) in the event default occurs and IMEA has. extended the time for Closing pursuant to Article 3.3 above, Louisville shall receive Deposit No. I and the interest which has accrued thereon ~ and Deposit No. 2 and the interest which has accrued thereon as liquidated damages, the total of which shall be its sole and exclusive remedy. Furthermore, in the event of such default, Escrow Holder is irrevocably authorized and instructed to release and pay said deposit or deposits, including all interest accrued thereon, to Louisville.

3.10                           Continued Marketing By Louisville.

IMEA understands and acknowledges that Louisville may be subject to certain risks and opportunity costs should Closing not occur. IMEA shall undertake to keep Louisville promptly and adequately informed of its efforts and progress toward satisfying the conditions set forth in Article 3.4 above, as well as any event, situation, or occurrence which could adversely affect IMEA’s ability or decision to close as scheduled. In this regard, IMEA shall regularly, no less frequently than monthly, report on its efforts and progress, and shall declare its intention to close as scheduled.

Except as otherwise specifically provided in this Agreement, IMEA also understands and acknowledges that Louisville, in its sole discretion, reserves the right to sell prior to and subsequent to the Closing, all or any portion of Trimble County Unit 1 or the output thereof, including the Trimble County General Plant Facilities and the Trimble County Site, other than the portion to be conveyed to IMEA hereunder.

3.11                           Termination If Closing Does Not Occur.

Should Closing not occur at the time set for Closing under Articles 3.2.1 or 3.3, as the case may be, due to any default or failure to satisfy any condition or contingency by IMEA, this Agreement shall immediately terminate with Louisville having no further obligation or liability hereunder.  In such event, IMEA shall remain pursuant to Article 3.5.

ARTICLE 4

REPRESENTATIONS, WARRANTIES, AND MUTUAL COVENANTS

4.1                                 IMEA Representations.

IMEA hereby represents and warrants to Louisville as follows:

4.2                                 IMEA Organization.

IMEA is a body politic and corporate duly organized, validly existing and in good standing under the laws of the State of Illinois, has the full power, legal capacity, and authority to enter into this Agreement and related agreements, and to carry out the transactions contemplated by this Agreement, and to carry on its business as it is now being conducted and as it is contemplated to be conducted after the Closing. IMEA has delivered to Louisville on or before the Closing a true and complete copy of its Agency Agreement and By-Laws as amended to date.

4.3                                 Authority Relative To This Agreement.

The execution, delivery, and performance by IMEA of this Agreement have been duly authorized by all necessary corporate action on the part of IMEA, and the execution, delivery, and performance by IMEA of the Interchange Agreement will have been duly authorized by all necessary corporate action on the part of IMEA prior to Closing. The execution, delivery, and performance by IMEA of this Agreement and the Interchange Agreement do not contravene any law, or any governmental rule, regulation, or order, applicable to IMEA or its properties, or the Agency Agreement or By-Laws of IMEA and do not and will not contravene the provisions of, or constitute a default under, any indenture, mortgage, contract, or other instrument to which IMEA is a party or by which IMEA is bound, and this Agreement constitutes a legal, valid; and binding obligation of IMEA, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, or similar laws at the time in effect.

4.4                                 Approvals And Consents.

Any consent or approval of, giving of notice to, registration with, or taking of any other action by any state, federal, or other governmental commission, agency, or regulatory authority including, without limitation, the Illinois Commerce Commission, the Federal Energy Regulatory Commission, and the Securities and Exchange Commission, in connection with the execution, delivery, and performance of this Agreement and the Interchange Agreement required to be obtained by IMEA on or before the Closing will have been obtained by the Closing.

4.5                                 Legal Proceedings.

There is no materially adverse legal action, suit, arbitration, governmental investigation, or other legal or administrative proceeding, or any order, decree, or judgement in progress, pending or in effect, or to the knowledge of IMEA threatened against or relating to IMEA in connection with or relating to the transactions contemplated by this Agreement, and IMEA does not know or have any reason to be aware of any basis for the same.

4.6                                 Louisville Representations.

Louisville hereby represents and warrants to IMEA as follows:

4.7                                 Louisville Organization.

Louisville is a corporation duly organized and validly existing under the laws of the Commonwealth of Kentucky, and has corporate power to carry on its business as it is now being conducted and as it is contemplated to be conducted after the Closing. Louisville has delivered to IMEA on or before the Closing a true and complete copy of its Articles of Incorporation and By-Laws as amended to date.

4.8                                 Authority Relative To This Agreement.

The execution, delivery, and performance by Louisville of this Agreement and the Interchange Agreement have been duly authorized, or by Closing, will be ratified by all necessary corporate action on the part of Louisville, do not contravene any law, or any governmental rule, regulation, or order, applicable to Louisville or its properties, or the Articles of Incorporation or By-Laws of Louisville and do not and will not contravene the provisions of, or constitute a default under, any indenture, mortgage, contract, or other instrument to which Louisville is a party or by which Louisville is bound, and this Agreement constitutes a legal, valid, and binding obligation of Louisville, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, or similar laws at the time in effect.

4.9                                 Approvals And Consents.

Any consent or approval of~, giving of notice to, registration with, or taking of any other action by any state, federal, or other governmental commission, agency, or regulatory authority including, without limitation, the Kentucky Public Service Commission, the Federal Energy Regulatory Commission, and the Securities and Exchange Commission, in connection with the execution, delivery, and performance of this Agreement and the Interchange Agreement required to be obtained by Louisville on or before the Closing will have been obtained by the Closing.

4.10                           Legal Title.

Louisville has good and marketable title to the assets conveyed to IMEA free and clear of all liens, except easements, restrictions, and stipulations of record, and the lien of current real property taxes not delinquent. Within two weeks of the Execution Date, Louisville shall provide to IMEA a list of all easements, restrictions, and stipulations of record. Within thirty days thereafter, IMEA shall consent to such easements, restrictions, and stipulations of record, which consent shall not unreasonably be withheld, if it reasonably determines that the easements, restrictions, and stipulations of record will not adversely affect the marketability of said title. Should IMEA reasonably refuse to consent to any such easement, restriction, or stipulation of record, Louisville, at its option and at its expense, may (i) remove such easement, restriction, or stipulation of record from the property, or (ii) remove the limiting language ‘except easements, restrictions, or stipulations of record’ from the representation of good and marketable title in this Article, and convey good and marketable title subject only to current taxes not delinquent, or (iii) purchase standard form title insurance with respect to the real estate to be conveyed herein in favor of IMEA, which title insurance, if obtainable, will insure over any easement, restriction, or stipulation of record adversely affecting marketability of said title, reasonably objected to by IMEA. If title insurance is obtained under this provision in favor of IMEA, Louisville shall be responsible for the cost of such title insurance covering the real estate conveyed to IMEA, up to a maximum of $5000.00, with IMEA being responsible for the cost of such Insurance above $5000.00.

4.11                           Condition of Plant and Equipment.

As of the Commercial Operation Date, the portions of the Trimble County Plant pertaining to Trimble County Unit 1 are capable of full operation, according to their design and specifications, and all applicable performance tests for Trimble County Unit 1 and the Trimble County General Plant Facilities have been completed satisfactorily, except as set forth in a certificate in the form attached as Appendix H hereto, which certificate shall be delivered by Louisville to IMEA at Closing. Louisville shall act with reasonable dispatch to satisfactorily complete, at its expense, all uncompleted work and performance tests set forth in the certificate.

4.12                           Legal Proceedings.

There is no materially adverse legal action, suit, arbitration, governmental investigation, or other legal or administrative proceeding, or any order, decree, or judgement in progress, pending or in effect, or to the knowledge of Louisville threatened against or relating to• Louisville in connection with or relating to the transactions contemplated by this Agreement, and Louisville does not know or have any reason to be aware of any basis for the same.

ARTICLE 5

OPERATING ARRANGEMENTS

5.1                                 Authority For Operation And Management.

Subject to any directions from the Coordination Committee, Louisville shall have sole authority to manage, control, maintain, and operate (including dispatch) Trimble County Unit I for the benefit of each Party’s respective interest and Louisville shall take all steps which it deems necessary or appropriate for that purpose. Louisville shall discharge such authority in accordance with Good Utility Practice and the other provisions. of this Agreement.

5.2                                 Scheduling And Dispatching Of Electric Generation.

When Trimble County Unit I is in operational service, IMEA shall have the right to schedule, subject to the scheduling provisions herein, all, or any part that is five (5) megawatts or greater, of its

Electric Capability and Energy Entitlement in Trimble County Unit I (or as such Electric Capability and Energy Entitlement may be modified herein); provided, that during periods when Trimble County Unit 1 is being operated at minimum generation, IMEA, unless otherwise agreed to by Louisville, shall not schedule less than what its Electric Capability and Energy Entitlement in Trimble County Unit 1 would have been had the Net Electric Generating Capability and Associated Electric Energy of Trimble County Unit 1 been restricted to such minimum generation. Louisville shall promptly notify IMEA of any significant change in the Net Electric Generating Capability of Trimble County Unit 1. As used in this paragraph, the term ‘minimum generation’ means the Net Electric Generating Capability level below which Trimble County Unit 1 cannot operate in a stable manner and must be shut down.

Louisville and IMEA shall each be entitled to dispose of their respective Electric Capability and Energy Entitlement through scheduled transactions with other electric utilities in a manner consistent with Good Utility Practice.

IMEA shall schedule Electric Energy to be delivered pursuant to this Agreement prior to 12:00 noon E.S.T. of the day prior to delivery; provided that, for Saturdays, Sundays, Mondays, and holidays recognized by Louisville, IMEA shall schedule the Electric Energy prior to 12:00 noon E.S.T. on the last normal work day prior to the weekend or holiday. Schedules shall be subject to change after 12:00 noon E.S.T. of the applicable day on which the schedule is submitted only upon the mutual consent of the Parties, but Louisville shall make every reasonable effort to accommodate changes in the schedules. Prior to each calendar year, Louisville shall notify IMEA of the holidays to be recognized by Louisville for that year. In the event Louisville fails to provide such notice, the said holidays shall be the same as for the prior year.

Louisville will provide to IMEA, by 9:00 A.M. each day, the Net Electric Generating Capability expected for the next day; provided that, for Saturdays, Sundays, Mondays, and holidays recognized by Louisville, Louisville will provide this information on the last normal work day prior to the weekend or holiday. \t all times, Louisville will Immediately Inform IMEA of any increase or decrease in unit Net Electric Generating Capability that will or may occur, or any suspected conditions that could cause such change.

At any time IMEA is not requesting, for any reason, including a claim by IMEA of Force Majeure, the maximum amount of Net Electric Generating Capability available to it from Trimble County Unit 1, Louisville shall have the right to utilize, for its own use, all or any part of the Electric Energy associated with such unused Net Electric Generating Capability. When so utilized, the energy consumed by Louisville shall be referred to as ‘Banked Energy.’ At a future date, IMEA shall be entitled to request, in accordance with the scheduling provisions of Article 5.2, Electric Energy associated with the Net Electric Generating Capability from Louisville’s portion of Trimble County Unit 1 in an amount equal to all or any portion of the then-current balance of Banked Energy due to IMEA. Louisville shall be obligated to supply the requested amount of IMEA’s Banked Energy unless, pursuant to guidelines established by the Coordination Committee, conditions are unsuitable to do so. Pursuant to procedures and guidelines established by the Coordination Committee, the balance of Banked Energy owed to IMEA shall be periodically returned to zero. When Banked Energy is used by Louisville or returned to IMEA, the Fuel/Reactant Operation Expenses for the Electric Energy associated therewith shall be assumed by the Party using such Electric Energy. Louisville shall maintain records adequate to determine the transactions related to, and balances of, Banked Energy.

Louisville shall submit to IMEA, as far in advance as practicable, schedules showing the expected time and duration for maintenance and repair outages of Trimble County Unit 1. Louisville will adjust such. schedules to accommodate IMEA’s operating needs, where, in Louisville’s sole judgement, it is practicable to do so, consistent with Good Utility Practice. Should IMEA desire a schedule for maintenance and repair outages which Louisville believes is impracticable, IMEA shall be entitled to raise the scheduling issue with the Coordination Committee.

5.3                                 Economic Replacement of Trimble County Unit 1 Energy.

In the event, and only in the event, Louisville voluntarily ceases to operate Trimble County Unit I solely because of the availability of Electric Energy to Louisville from other sources, the cost of which is projected to be lower than what the cost of Fuel/Reactant Operation Expenses of Electric Energy generated by Trimble County Unit 1 would be during the period of such cessation in operation, Louisville shall make available to IMEA replacement Electric Energy from such other sources during the period of such cessation in operation. The amount of such replacement Electric Energy to be made available to IMEA during such period shall be the amount of Electric Energy requested by IMEA during such period, but not in excess of the. amount to which IMEA would have been entitled during such period had the operation of Trimble County Unit 1 not ceased.  The per kilowatt-hour cost of such replacement Electric Energy shall be the per kilowatt-hour cost incurred by Louisville for such replacement Electric Energy obtained from such other sources during such period.

5.4                                 Electric Capability And Energy Entitlements.

Louisville and IMEA shall be entitled to the Net Electric Generating Capability and Associated Electric Energy of Trimble County Unit 1 in proportion to their respective ownership interests in Trimble County Unit 1; however, the Net Electric Generating Capability of Trimble County Unit 1 shall not exceed the applicable Net Seasonal Capability of Trimble County Unit 1, except under criteria as may be established by the Coordination Committee..  These entitlements shall being with the Commercial Operation Date of Trimble County Unit 1 (or Closing, if later) and continue until Trimble County Unit 2 ceases to be used for the generation of Electric Energy

5.5                                 Precommercial Energy.

Any net Electric Energy output from Trimble County Unit 1 prior to the Commercial Operation Date of Trimble County Unit 1 shall be classified as precommercial energy.  Louisville shall be entitled to 100 percent of such precommercial energy.

5.6                                 Operations Management.

5.6.1                        Administration Of Operating Work And Incremental Capital Assets.

Louisville shall perform all work, or execute, and enforce (including any renegotiation and settlement) all contracts, contractual obligations and arrangements for Operating Work and Incremental Capital Assets, including, without limitation, any and all warranties on equipment, facilities, materials, and services furnished pursuant to any such contracts. Warranties and claims arising under this Article shall be administered in accordance with the provisions of Article 5.6.6 of this Agreement.

5.6.2                        Purchasing Necessary Goods And Services.

Louisville shall purchase and procure, through and from any source it may select, the equipment, apparatus, machinery, tools, services, materials and supplies, and emergency spare parts necessary for the performance of Operating Work and Incremental Capital Assets.

5.6.3                        Procurement of Fuel.

At all times, Louisville shall make necessary and reasonable efforts to maintain an adequate supply of fuel. At IMEA’s request, Louisville will receive bids or proposals from suppliers of Illinois coal who wish to be considered for purchases of coal supplies for Trimble County Unit 1. Louisville shall have no obligation to consider any particular bid or proposal, which in Louisville’s sole judgement, is not In the best interest of the Parties when considering price, reliability, quality, and other relevant terms, conditions, and considerations.

5.6.4                        Expenditure Of Funds.

Louisville shall expend funds in accordance with the terms and conditions of this Agreement.

5.6.5                        Insurance.

Louisville shall arrange for the placement and maintenance of Insurance, as provided herein in Article 13.

5.6.6                        Enforcement Of Claims Against Third Parties.

Louisville shall present and prosecute known claims against third parties, including but not limited to claims against insurers and indemnitors providing Insurance or indemnities with respect to any loss of or damage to any property of Trimble County Unit 1, or the Trimble

County General Plant Facilities or the Trimble County Site as they pertain to Trimble County Unit 1, or any interest of the Parties pertaining thereto, and with respect to any liability of Louisville or IMEA to third parties covered by Insurance or indemnity agreement. To the extent that such loss, damage, or liability is not covered by Insurance or by any indemnity agreement, Louisville shall present and prosecute claims therefor against any parties who may be liable therefor. Nothing herein shall require Louisville to initiate, present, or prosecute any claim which, in Its sole judgement, Is without sufficient merit to warrant such enforcement, or otherwise is Inconsistent with the Parties’ general business interests. Nothing herein shall require Louisville to-invoke any certain type of enforcement procedure, or to seek, or to continue to seek, enforcement of any claim, when in Louisville’s sole judgement, the Parties’ general business interests are better served by settling or withdrawing such claim.

In the event that Louisville should fail or refuse to diligently prosecute any claim, nothing herein contained shall prevent IMEA from prosecuting such claim or demand in its own name, to the extent of, and as such claim or demand affects, its interest. IMEA may intervene in any suit on a claim pursuant to this Article as an additional plaintiff or defendant to assert or defend as to its respective ownership interest and rights. Cost and monies net of reasonable expenses recovered are to be shared by the Parties in proportion to their respective ownership interests in Trimble County Unit 1.

5.6.7                        Processing Claims By Third Parties.

Louisville shall investigate, adjust, defend, and settle claims by third parties against IMEA and Louisville, arising out of or attributable to Operating Work or Incremental Capital Assets, or the past or future performance or nonperformance of the obligations and duties of either IMEA or Louisville under or pursuant to this Agreement, including but not limited to any claim resulting from death or injury to persons or damage to property, when such claims are not covered by valid and collectible Insurance carried by Louisville or IMEA; and, whenever and to the extent reasonable, present and prosecute claims against any third party, including insurers, for any costs, losses, and damages incurred in connection with such claims. If any such claim against IMEA and Louisville is in excess of $50,000 in amount and is not covered by valid and collectible Insurance carried by Louisville or IMEA, Louisville shall notify IMEA of the existence and nature of such claim and shall also notify IMEA if and when any settlement of such claim is accomplished by Louisville. Settlement of claims in excess of $1,000,000 shall be reported to and approved by the Coordination Committee.

In the event that Louisville should fail or refuse to diligently defend any claim, nothing herein contained shall prevent IMEA from defending such claim or demand in its own name, to the extent of, and as such claim or demand affects, its interest. IMEA may intervene in any suit on a claim pursuant to this Article as an additional party to defend as to its respective ownership interests and rights in Trimble County Unit 1.

5.6.8                        Delivery Of Operating Data.

As promptly as practicable after the end of each month, Louisville shall render to IMEA a statement setting forth appropriate operating data as may be needed for reports and records.

5.7                                 Environmental Laws and Regulations.

Each Party shall be responsible for its own share of any obligations, costs, or burdens of any kind, resulting from any federal, state, or local environmental law, regulation, or requirement, as amended from time to time. Similarly, each Party shall be entitled to its share, on a pro rata ownership basis, of any rights, credits, or entitlements associated with such law, regulation, or requirement.

Louisville’s obligation to produce generation from IMEA’s share of Trimble County Unit 1, as well as Louisville’s obligation to produce backup power and energy as set forth in Article 10 hereof, shall be conditioned upon IMEA’s compliance with such laws, regulations, or requirements as set forth in this Article, and IMEA’s possession of required environmental allowances needed for such generation. In the event IMEA’s rights, credits, or entitlements are not sufficient to allow the desired level of generation from IMEA’s share of Trimble County Unit I or the production of backup power and energy, Louisville shall provide such rights, credits, or entitlements to IMEA upon IMEA’s request and after consultation between the Parties concerning the availability and cost of such rights, credits, or entitlements. Louisville shall have no obligation, however, to provide such rights, credits, or entitlements where such rights, credits, or entitlements are required for use by Louisville to serve its Internal Load plus any firm off-system sales. Louisville may satisfy this obligation, at its option, by supplying such rights, credits, or entitlements from its own system, or by purchasing from other sources. Such obligation shall be limited to the rights, credits, or entitlements necessary to operate IMEA’s portion of Trimble County Unit 1 at the lower of an 80 percent

Capacity Factor or IMEA’s actual Capacity Factor, and shall apply only to the excess requirements above the rights, credits, or entitlements obtained by IMEA as a result of its ownership interest in Trimble County Unit 1 or from other sources.

IMEA shall compensate Louisville for providing such allowances for IMEA’s Trimble County Unit 1 generation, as well as for allowances for backup power and energy sold by Louisville to IMEA under Article 10 hereof, at a price equal to the fair market value of such allowances, as such value may change from time to time. Fair market value and procedures for billing and payment will be determined according to criteria set forth by the Coordination Committee; provided that, fair market value shall not be less than Louisville’s. actual cost of providing or obtaining such allowances.

5.8                                 Limited Re-Opener:  Environmental Legislation.

It is recognized by the Parties that this Agreement will be executed prior to the disposition of the proposed Clean Air Act Amendments of 1990 legislation pending in Congress. For the period between the Execution Date and Closing, each Party shall have the right to re-open negotiations on matters related to environmental issues, should the result of such legislation enacted by Congress result in either Party receiving required environmental allowances less than those provided by Senate Bill No. 1630, as passed by the Senate on April 3, 1990.

5.9                                 Indemnification of Environmental Fines and Penalties.

Louisville will indemnify IMEA against administrative fines and civil penalties arising out of the operation of the Trimble County Plant imposed for violations of applicable environmental laws and regulations, resulting from acts of Louisville as plant operator. Exclusions from this special indemnification shall include operation and maintenance costs which might be incurred as a result of environmental laws and regulations, Incremental Capital Assets incurred in environmental compliance, occurrences from acts of third parties or from equipment failure or malfunction, remedial measures imposed by administrative agencies for environmental purposes, or reimbursement of response costs under Comprehensive Environmental Response Compensation And Liability Act (CERCLA) and K.R.S. Chapter 224, or to any claims of personal injury or property damage.

ARTICLE 6

INCREMENTAL CAPITAL ASSETS

6.1                                 Determination Of Need.

The Coordination Committee shall approve Incremental Capital Assets expected to cost over $250,000. Louisville shall have the authority to make all decisions with respect to Incremental Capital Assets expected to cost $250,000 or less. Emergency expenditures for Incremental Capital Assets which total in excess of $250,000 in any calendar year shall be submitted to the Coordination Committee for ratification.

6.2                                 Estimate Of Costs.

Prior to beginning of work on any Incremental Capital Asset which Louisville expects to cost more than $1,000,000, such estimate shall be furnished by Louisville in reasonable detail to IMEA for use by it in anticipating its financial requirements. Such estimate shall be subject to revision periodically to reflect more current information on such Incremental Capital Asset.

6.3                                 Responsibility For Costs.

Subsequent to the Closing, the costs of each Incremental Capital Asset shall be borne by Louisville and IMEA in proportion to their respective percentage ownership interests in Trimble County Unit 1. IMEA’s share of the Incremental Capital Assets shall be subject to the Service Fee as set forth In Article 7.1.6 herein. The amount incurred for Incremental Capital Assets during each month shall be included in the monthly billings provided for in Article 8.1.

ARTICLE 7

COMPENSATION

7.1                                 Monthly Charges.

Louisville and IMEA will share all costs associated with Trimble County Unit 1, and with the Trimble County General Plant Facilities and the Trimble County Site as they pertain to Trimble County Unit 1. These costs are set forth below in six components for billing and accounting purposes. The Parties intend that these components incorporate all costs which are or could be associated with Trimble County Unit 1, and with the Trimble County General Plant Facilities and the Trimble County Site as they pertain to Trimble County Unit 1. Should, however, any item or category of costs not fall within the technical definitions of any of the six components, the Parties agree to adjust the billing components so as to Include such item or category.

Starting at the Closing or Commercial Operation Date, if later, IMEA shall pay a monthly amount equal to the sum of the six components delineated in Articles 7.1.1, 7.1.2, 7.1.3, 7.1.4, 7.1.5, and 7.1.6, as provided for in Article 8.1.

7.1.1                        Fuel/Reactant Operation Expense.

All Fuel/Reactant Operation Expenses. of Trimble County Unit 1 will be prorated to the Parties, according to the net Electric Energy consumed by each Party as compared to the total net energy generated by Trimble County Unit 1.

For purposes of this Article, Fuel/Reactant Operation Expenses shall be allocated to IMEA on the basis of its loss-adjusted net Electric Energy during the applicable month. This loss-adjusted net Electric Energy shall be calculated by multiplying IMEA’s actual Trimble County Unit 1 net Electric Energy during the month by a loss factor (currently 1.0038), which, at the request of either Party, but not more frequently than once every two years, shall be reviewed based on load flow studies or other mutually acceptable analyses, and shall be adjusted as appropriate.

7.1.2                        Fixed Operation And Maintenance Expenses.

A Fixed Operation and Maintenance Expenses component shall be shared by the Parties in proportion to their respective percentage ownership interest in Trimble County Unit 1.

7.1.3                        Non-Fuel Operating Component.

A non-fuel operating component shall be shared by the Parties in proportion to their respective percentage ownership interest in Trimble County Unit 1, calculated monthly as the sum of the following four

Items as they relate to Trimble County Unit 1, and the Trimble County

General Plant Facilities and the Trimble County Site as they pertain to Trimble County Unit 1:

(a)                                  Taxes other than federal and state income taxes (Account 408.1), except that those categories of taxes, or payments in lieu thereof, that are directly billed to IMEA by the taxing authority and paid by IMEA, shall not be included in this item.

(b)                                 Administrative and general expenses (Accounts 920.935) as recorded in Louisville’s accounting records under the Uniform System of Accounts.

(c)                                  Lease payments which result from a third-party financed Incremental Capital Asset.

(d)                                 Penalties (Account 426.3), except for those environmental penalties against which Louisville is indemnifying IMEA under Article 5.7 hereof.

7.1.4                        Working Capital Component.

Beginning with the billing covering the period January, 1996, and for each month thereafter, a working capital component shall be shared by the Parties in proportion to their respective percentage ownership interests in Trimble County Unit 1. This component is comprised of the items listed below, to the extent that each of these items relates to Trimble County Unit 1, the Trimble County General Plant Facilities (as they pertain to Trimble County Unit 1), and the Trimble County Site (as it pertains to Trimble County Unit 1).  This component shall be calculated by multiplying the beginning monthly balances of the items by Louisville’s Cost of Capital as “grossed up” for federal and state income taxes.

(a)                                  Fuel stocks (Account 151).

(b)                                 Fuel stock expenses undistributed (Account 152).

(c)                                  Plant materials and operating supplies (Account 154).

(d)                                 Stores expense undistributed (Account 163).

(e)                                  Prepayments (Account 165).

(f)                                    Miscellaneous deferred debits (Account 186).

7.1.5                        Transmission Charge.

A transmission charge to cover transmission of the Electric Energy from Trimble County Unit 1 to the Delivery Points shall be assessed according to the Trimble County schedule contained in the Interchange Agreement.  Such schedule may be changed by Louisville from time to time based on revised cost information, but shall continue to be calculated throughout the duration of this Agreement according to the same cost of service methodology as was used to support the initial schedule.  Should FERC at any time decline to accept a rate based on such methodology, a new rate shall be calculated using approved methodology as close as possible to the Initial methodology such that the original intent of the Parties in pricing this service shall be maintained.

7.1.6                        Service Fee.

After Closing, a service fee, equal to five (5) percent of all payments by IMEA, other than the initial payment as set forth in Article 3 or the monthly transmission charge in Article 7.1.5, shall be assessed; except that for billings related to the calendar years in the following table, the service fee shall be calculated using the percentage indicated for the respective year.

Year	Service Fee (%)

1991	0.00
1992	1.25
1993	2.50
1994	3.75
On and after Jan. 1, 1995	5.00

ARTICLE 8

BILLING, PAYMENTS, AND RECORDS

8.1                                 Billings By Louisville.

As promptly as practicable, but not more than twelve working days, after the end of each calendar month during the term of this Agreement, Louisville shall prepare and send to IMEA a statement, in such detail and with such segregations as may be needed for operating and accounting records, to indicate monthly amounts due under the provisions of this Agreement.

8.2                                 Payments By IMEA or Louisville.

All bills under Article 8.1 for amounts owed by IMEA to Louisville shall be due and payable on the tenth calendar day following the invoice date.  Amounts owing by either Party to the other under the Interchange Agreement or under the provisions of this Agreement, other than under Article 8.1, shall be settled in accordance with the procedures set forth in such provisions as give rise to the obligations.  Interest on unpaid amounts shall accrue at the Agreed Rate from the date due until the date upon which payment is made.  Unless otherwise agreed upon, a calendar month shall be the standard monthly period for the purpose of settlements under this Agreement.

Should either Party withhold payment of any contested amount, the procedure for resolution of disputes under Article 19 shall be invoked automatically.  Non-payment of any amount contested in good faith by either Party shall not constitute a default under Article 17 prior to completion of the disagreement procedures under Article 19.  The unpaid Party may contend a default exists under Article 17, if payment continues to be withheld following completion of the disagreement procedures under Article 19 including arbitration if both Parties have elected to arbitrate.

8.3                                 Records.

Louisville will record its accounting information in accordance with generally accepted accounting principles, as modified by the requirements or permitted practices of applicable regulatory authorities.  For the purpose of this Agreement, all account references are to the Uniform System of Accounts.  in the event of any changes in FERC’s accounting procedures which might result in different charges than those contemplated by the Agreement, the Parties will agree upon the appropriate changes to the Agreement to achieve the original intent of the Parties, unless otherwise mutually agreed by the Parties.

The Parties shall keep and maintain such records as may be necessary or useful in carrying out this Agreement.  Each Party shall keep such records as may be needed to afford a clear history of all transactions under this Agreement and make copies of such records available to the other Party upon request.  Each Party shall have the right during normal business hours, but no more often than once each calendar year, at its own expense, to audit, or cause independent certified public accountants of its choice to audit, the accounting and other records relating to transactions under this Agreement and shall have the right to make copies of records as necessary.  All such records shall be considered confidential and proprietary business records of the Party that generated the particular record in question.  Neither Party shall make use of records of the other Party without the express written consent of such Party, except for disclosure or use which is permitted by this Agreement or where required by lawful authority.

ARTICLE 9

TRANSMISSION SERVICE

All Electric Energy delivered under this Agreement shall be of the character commonly known as three-phase sixty-hertz energy, and shall be considered as being delivered at Louisville’s Delivery Points.

Obtaining transmission service for transmitting power under this Agreement from Louisville’s Delivery Points shall be the sole responsibility of IMEA.  If an electric system or systems, which is not part of the electric systems owned by either of the Parties, is used to transmit the Net Electric Energy from Louisville’s Delivery Points to IMEA, the cost of such transmission service shall be paid by IMEA.  Losses which are incurred through such third party transmission(s) shall be assumed by IMEA.  in the event Louisville and IMEA establish a direct electrical interconnection during the term of this Agreement, the Parties can mutually agree to use such direct electrical interconnection to transmit all or part of the energy from Louisville to IMEA for the remainder of this Agreement.

ARTICLE 10

BACKUP POWER AND ENERGY

10.1                           From Louisville.

In any hour of any month that the Net Electric Generating Capability of Trimble County Unit 1 is less than the Net Seasonal Capability, IMEA shall have the option to request from Louisville backup power and energy from Louisville’s other generating resources.  For IMEA to receive this backup power and energy, both of the following conditions must be met:

The amount of backup power and energy shall not exceed an amount equal to IMEA’s share (based on its percentage ownership interest in Trimble County Unit 1) of such reduction from Net Seasonal Capability.

The amount of backup power and energy requested, as limited by (a) above, is available from Louisville’s other generating resources and is not required to serve Louisville’s Internal Load or to honor any firm commitments made by Louisville for off-system sales, existing prior to any particular request for backup power and energy.

Compensation for backup power and energy will correspond to the demand and energy rate provisions of the Backup Power service schedule contained in the Interchange Agreement in effect at the time backup energy is delivered.

10.2                           From Third Parties.

In the event Louisville is unable to provide backup power and energy from its own system, Louisville will, at the request of IMEA, make its best effort to purchase backup power and energy from another party for resale to IMEA.  Louisville will bill IMEA for such purchased backup power and energy according to the terms for such third party transactions contained in the Backup Power service schedule contained in the Interchange Agreement in effect at the time backup energy is delivered.

10.3                           Effective Date of Backup Power Provision.

The provisions of this Article 10 will become effective on the earlier of January 1, 1991 or the Commercial Operation Date of Trimble County Unit 1.

ARTICLE 11

GENERAL CONDITIONS

11.1                           Cooperation.

Louisville and IMEA shall cooperate with each other and provide information as may be necessary to facilitate, among other things, the filing of applications for authorizations, permits, licenses, or financings and the execution of such other documents as may be reasonably necessary to carry out the provisions of this Agreement, subject to reasonable protections necessary to preserve each Party’s confidential or proprietary information.

11.2                           Approvals.

The Parties shall use their best efforts to obtain as quickly as possible all requisite governmental and regulatory approvals of the consummation of-the transactions contemplated herein.

11.3                           Access.

Official representatives of IMEA and their designees, including IMEA’s bond trustee, shall have the right, upon sufficient advance notice to Louisville, to enter upon the Trimble County Site subject to all safety, insurance, and industrial security requirements and the need for efficient operation of Trimble County Unit 1.

11.4                           Conditions Precedent To Louisville’s Obligations Hereunder.

All obligations of Louisville under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the conditions (or the waiver in writing of such conditions by Louisville) that are delineated in Articles 11.4.1 through 11.4.4 and IMEA shall exert its best efforts to cause each such condition to be fulfilled.

11.4.1                  Accuracy Of IMEA’s Representations And Warranties.

Louisville and IMEA shall not have discovered any material error, misstatement, or omission in the representations and warranties made by IMEA in this Agreement.

11.4.2                  Capability Of Performance By IMEA.

IMEA’s representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the time of the Closing and shall then be true in all material respects; IMEA shall have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing; Louisville shall have been furnished with certificates signed by the principal officer of IMEA, dated the date of the Closing, certifying in form and substance satisfactory to Louisville to the fulfillment of the foregoing conditions and to the further effect that there are no actions, suits, or proceedings pending or, to such officer’s knowledge, threatened against or affecting IMEA before any court or administrative body or agency which would materially adversely affect the ability of IMEA to perform its obligations under this Agreement.

11.4.3                  Opinion Of Counsel For IMEA.

Louisville shall have been furnished with an opinion of counsel for IMEA, which counsel shall be satisfactory to Louisville, in form and substance satisfactory to Louisville, dated the date of the Closing, to the effect that:

IMEA is a public body corporate and politic organized as a joint agency by its member municipalities in Illinois in accordance with Illinois law, duly organized and validly existing in good standing under the laws of the State of Illinois and has the corporate power, legal capacity, and authority to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement.

The execution, delivery, and performance by IMEA of this Agreement have been duly authorized by all necessary corporate action on the part of IMEA, do not contravene any law, or any governmental rule, regulation, or order, applicable to IMEA or its properties, or the Agency Agreement or By-Laws of IMEA and do not and will not contravene the provisions of, or constitute a default under, any indenture, mortgage, contract, or other instrument to which IMEA is a party or by which IMEA is bound;

This Agreement has been duly executed and delivered by IMEA and constitutes the legal, valid, and binding obligations of IMEA enforceable in accordance with its respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, or similar laws at the time in effect;

There are no actions, suits, or proceedings pending or, to such counsel’s knowledge, threatened against or affecting IMEA before any court or administrative body or agency which might materially adversely affect the ability of IMEA to perform its obligations under this Agreement; and

Any consent or approval of, giving of notice to, registration with, or taking of any other action by, any state, federal, or other governmental commission, agency, or regulatory authority, including, without limitation, the Illinois Commerce Commission, the Federal Energy Regulatory Commission, and the Securities and Exchange Commission, in connection with the execution, delivery, and performance of this Agreement required to be obtained by IMEA on or before the Closing has been obtained.

11.4.4                  Payment Of Funds By IMEA.

The portion of the Purchase Price required to be paid by IMEA to Louisville at the Closing shall be paid in Immediately available funds.

11.5                           Conditions Precedent To IMEA’s Obligations Hereunder.

All obligations of IMEA under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions (or the waiver in writing of such conditions by IMEA):

11.5.1                  Accuracy Of Louisville’s Representations And Warranties.

IMEA and Louisville shall not have discovered any material error, misstatement, or omission in the representations and warranties made by Louisville in this Agreement.

11.5.2                  Capability Of Performance By Louisville.

Louisville’s representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the time of the Closing and shall then be true in all material respects.  Louisville shall have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing and IMEA shall have been furnished with a certificate of the President or a Vice President of Louisville, dated the date of the Closing, certifying in form and substance satisfactory to IMEA, to the fulfillment of the foregoing conditions and to the further effect that there are no actions, suits, or proceedings pending or, to such officer’s knowledge, threatened against or affecting Louisville before any court or administrative body or agency which would adversely affect the ability of Louisville to perform its obligations under this agreement.

11.5.3                  Opinion Of Counsel-For-Louisville.

IMEA shall have been furnished with an opinion of counsel for Louisville, which may include counsel employed directly by Louisville as well as Louisville’s outside counsel, which counsel shall be satisfactory to IMEA, in form and substance satisfactory to IMEA, dated the date of the Closing, to the effect that:

Louisville is a corporation duly organized and validly existing under the laws of the Commonwealth of Kentucky and has the corporate power and authority to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement; and

The execution, delivery, and performance by Louisville of this Agreement has been duly authorized by all necessary corporate action on the part of Louisville, does not contravene any law, or any governmental rule, regulation, or order applicable to Louisville or its properties, or the Articles of Incorporation or By-Laws of Louisville, and do not and will not contravene the provisions of, or constitute a default under, any indenture, mortgage, contract, or other instrument to which Louisville is a party or by which Louisville is bound; and

The documents executed by Louisville in connection with the Closing have been duly authorized, executed, and delivered by Louisville; and

There are no actions, suits, or proceedings pending or, to such counsel’s knowledge, threatened against or affecting Louisville before any court or administrative body or agency which would materially adversely affect the ability of Louisville to perform its obligations under this Agreement; and

Any consent or approval of, giving of notice to, registration with or taking of any other action by, any state, federal, or other governmental commission, agency, or regulatory authority, including, without limitation, the Kentucky Public Service Commission, the Federal Energy Regulatory Commission, and the Securities and Exchange Commission, in connection with the execution, delivery, and performance of this Agreement required to be obtained by Louisville on or before the Closing has been obtained.

Louisville’ conveyance to IMEA in fee simple with covenant of general warranty of a 12.12 percent undivided ownership interest as tenants in common in the real estate set forth in Appendix E, is free and clear from all encumbrances, except easements, restrictions, and stipulations of record, taxes assessed and payable in the year 1990 and thereafter, but such opinion will be inapplicable to matters not of record.

Prior to commercial operation of Trimble County Unit 1, Louisville has obtained all permits and licenses required to be obtained in order to commence commercial operation of Trimble County Unit 1.

Louisville has paid all property taxes (other than sales or use or other transfer taxes, if applicable) which are assessed on the interests conveyed to IMEA hereunder, except for property taxes assessed and payable in the year 1990.

11.6                           Conditions Precedent To The Respective Obligations Of The Parties.

The respective obligations of Louisville and IMEA hereunder are, unless waived in writing by Louisville and IMEA prior to or at the Closing, subject to the special conditions in Article 3.4 hereof and the additional condition that all governmental and regulatory approvals of the execution, delivery, and performance of this Agreement required to be obtained by Louisville and IMEA on or before the Closing shall have been obtained, including all governmental and regulatory approvals necessary for the issuance of IMEA’s tax-exempt revenue bonds in an aggregate principal amount sufficient to pay for any and all sums due to be paid by IMEA to Louisville at Closing.

11.7                           Release From Louisville’s Indenture(s).

Louisville shall have obtained the releases from any and all indentures of the ownership interest in Trimble County Unit 1 to be conveyed to IMEA hereunder at the Closing from the lien of such indenture.

11.8                           Amendments.

This Agreement may be amended only by a written instrument duly executed by the Parties.  When so amended, the Parties shall execute a conformed copy of the Agreement, which conformed copy shall contain all amendments to the Agreement and shall thereafter govern the Parties.

11.9                           LIMITED WARRANTY.

Louisville warrants that as of the Execution Date hereof, although the Trimble County Plant is still under construction, except as set forth in Appendix D, there are no known defects in the design or construction of Trimble County Unit 1 or the Trimble County General Plant Facilities, and that such facilities were designed for the generation and production of electric power and energy.  Louisville shall act with reasonable dispatch to remedy the defects set forth in Appendix D hereof.

Louisville also warrants that for a period of ninety (90) days from the Commercial Operation Date, Trimble County Unit 1 and the Trimble County General Plant Facilities shall be free of defects in materials or workmanship in the design and construction of such facilities.  This ninety day period shall be extended by one additional week for any week during the ninety day period in which Trimble County Unit 1 does not operate at a Capacity Factor of thirty-three percent or greater.  For this purpose, the first week shall be the seven-day period beginning on the Commercial Operation Date.  Defects that are discovered during this ninety-day period, as it may be extended as set forth above, shall be repaired at Louisville’s expense, and such repairs shall be warranted by Louisville to be free of defects in materials or workmanship in design and construction for a period of any additional ninety days from the completion of such repairs.  OTHER THAN FOR THIS EXPRESS WARRANTY, IMEA’S OWNERSHIP INTEREST IN TRIMBLE COUNTY UNIT 1 IS TO BE SOLD “AS IS” AND “WHERE IS”.  LOUISVILLE MAKES NO OTHER REPRESENTATION OR WARRANTY WHATSOEVER IN THIS AGREEMENT, EXPRESSED, IMPLIED, OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY AS TO THE VALUE, QUANTITY, CONDITION, SALABILITY, OBSOLESCENCE, MERCHANTABILITY, FITNESS, OR SUITABILITY FOR USE OR WORKING ORDER OF ANY OF TRIMBLE COUNTY UNIT 1 INCLUDING THE TRIMBLE COUNTY GENERAL PLANT FACILITIES, NOR DOES LOUISVILLE REPRESENT OR WARRANT THAT THE USE OR OPERATION OF ANY SUCH FACILITIES WILL NOT

VIOLATE PATENT, TRADEMARK, OR SERVICE MARK RIGHTS OF ANY THIRD PARTIES.  THE PROVISIONS OF THIS ARTICLE 11.9 SHALL GOVERN OVER ANY CONFLICTING PROVISIONS OF THIS AGREEMENT.  Notwithstanding the foregoing, IMEA shall have the benefit, in proportion to its percentage ownership interest in Trimble County Unit 1, of all manufacturers’ and vendors’ warranties and all patent, trademark, and service mark rights running to Louisville in connection with Trimble County Unit 1 and the Trimble County General Plant Facilities as they pertain to Trimble County Unit 1; provided that Louisville shall have sole authority in decisions regarding the enforcement (including any renegotiation and settlement) of such warranties and patent, trademark, and service mark rights, subject to the rights of IMEA as set forth in Article 5.6.6 hereof.

11.10                     No Agency Or Third Party Beneficiary.

Nothing herein is intended to or shall create an agency whereby IMEA becomes an agent for Louisville in any relationship with any third party.  This Agreement is solely between Louisville and IMEA and shall not be construed to create any third party beneficiary relationship with any other person or entity.

ARTICLE 12

TAXES

12.1                           Management Of Tax Matters.

Except for IMEA’s payments of property taxes or payments in lieu thereof that are directly billed to IMEA by any taxing authority and which IMEA shall pay directly, and except for any rulings IMEA might require in connection with the issuance of tax-exempt bonds, Louisville shall have the authority and responsibility for administering, coordinating, filing returns, making property tax declarations, paying, seeking official tax rulings or determinations, and other related functions pertaining to all other taxes, payments in lieu of taxes, assessments, impositions, charges, and related costs of every kind and nature, ordinary or extraordinary, general or special, foreseen or unforeseen, settled or pending settlement, including, but not limited to, property, sales, use, and payroll taxes, connected with or arising out of the construction, ownership, operation, maintenance, alteration, repair, rebuilding, use, or retirement of Trimble County Unit 1 or any part thereof, which are or may be imposed by any federal, Kentucky, local, municipal of Kentucky, interregional, or quasi-governmental authority; provided, however, unless specifically authorized in writing by IMEA, such authority and responsibility shall not extend to any act or action affecting any exemption or special tax treatment to which IMEA may be entitled.  IMEA does hereby make and appoint Louisville to be its attorney-in-fact, to act in its name, place, and stead for the purpose of filing returns, making property tax declarations, negotiating, seeking adjustments or revisions, protesting, seeking official tax rulings or determinations, contesting, making application for and claiming any and all exclusions, exemptions, deductions, credits, and ejections pertaining to all such other taxes, payments in lieu of taxes, assessments, impositions, charges, and related costs, but unless specifically authorized in writing to act on its behalf by IMEA, such appointment shall not extend to any act or action affecting any exemption or special tax treatment to which IMEA may be entitled or to any tax or payments in lieu thereof for which IMEA has responsibility for direct payment.  IMEA, its agents, or assigns shall promptly join in any action reasonably required which is consistent with the exercise by Louisville of the tax authority and responsibility described herein and the status of IMEA as a governmental or quasi-governmental entity.

12.2                           Sharing or Taxes And Related Payments.

All such taxes, payments in lieu of taxes, assessments, impositions, charges and related costs of Trimble County Unit 1, or the Trimble County General Plant Facilities or the Trimble County Site as they pertain to Trimble County Unit 1, shall be shared and borne by Louisville and IMEA in proportion to their respective percentage ownership interests in Trimble County Unit 1; provided, however, IMEA shall be entitled to the entire benefit to the extent of actual realization, of all exemptions from and reductions of taxes, including but not limited to property, sales, use, and payroll taxes, connected with or arising out of the ownership, operation, maintenance, alteration, repair, rebuilding, use, or retirement of Trimble County Unit 1 or any part thereof, which may be realized because of the provisions, if any, of the Constitutions (of the Commonwealth of Kentucky, the State of Illinois, and the United States of America), statutes, ordinances, rules, regulations, and laws applicable to IMEA and not Louisville.

The portion of such taxes, payments in lieu of taxes, assessments, impositions, charges and related costs that are to be borne by IMEA as set forth above in this Article 12.2 shall be billed to and paid by IMEA in accordance with Articles 7 and 8, as applicable, except for those taxes which are paid by IMEA directly to the taxing authority.

12.3                           Payment Of Title Taxes And Fees.

Except as may be otherwise provided in this Article 12.3, IMEA shall be responsible for all sales taxes, recording fees, and other taxes related to transfer of property, if any, incurred in connection with the conveyance(s) to IMEA by Louisville at Closing.  It is understood by the Parties that Louisville expects to receive, prior to Closing, a ruling from the Revenue Cabinet of the Commonwealth of Kentucky concerning the applicability of, or exemption from, sales and use taxes of the conveyance to be made at Closing by Louisville to IMEA.  Should the ruling Indicate a position by the Revenue Cabinet that such conveyance is subject to sales and use tax, each Party shall have the right to re-open negotiations on the responsibility of the Parties for such taxes.

12.4                           Exclusion Of Income Taxes.

Notwithstanding the generality of Article 12.1 above, Louisville and IMEA agree that the foregoing provisions of this Article 12 shall not apply to any tax on or measured by income.

12.5                           Non-creation Of Taxable Entity.

Notwithstanding any other provision of this Agreement, Louisville and IMEA do not intend to create hereby at law any joint venture, partnership, association taxable as a corporation, or other entity for the conduct of any business for profit.  Louisville and IMEA agree to elect under Section 761(a) of the Internal Revenue Code of 1986, as amended, to exclude the transactions created by this Agreement from the application of Subchapter K, Chapter 1 of the Code, and both Parties agree to revise the terms of this Agreement to the extent and in a manner necessary to permit such election.

ARTICLE 13

INSURANCE

13.1                           Procurement Of Insurance.

Except with regard to directors and officers liability insurance, Louisville shall maintain in force, for the benefit of Louisville and IMEA as their interests in Trimble County Unit 1, Trimble County General Plant Facilities, and the Trimble County Site shall appear, such available insurance and self-insurance as the Coordination Committee shall determine to be appropriate.

13.1.1                  Sharing-Of Insurance Costs.

The costs of such insurance policies discussed in Article 13.1 above shall be shared by the Parties in proportion to their respective percentage ownership interests in Trimble County Unit 1.  IMEA shall also pay any additional premium that results from IMEA being named as an additional insured party on Louisville’s existing policies.  IMEA shall bear responsibility for costs of and any losses incurred within the limits of any deductibles on policies of insurance.  If IMEA elects to participate in self-insurance, as discussed in the following paragraph, the costs of claims and expenses for such self-insurance shall also be shared in proportion to the respective ownership interests in Trimble County Unit 1.  IMEA’s share of such insurance and self-insurance costs shall be paid in accordance with Articles 7 and 8, as applicable.

With regard to the portion of any self-insurance for which IMEA is responsible, IMEA shall be entitled, at its option, to separately fund and administer a reserve account to fund all claims and expenses for which it is maintaining self-insurance.  Any such separately maintained and administered fund shall be established, maintained, and administered according to policies and procedures approved by the Coordination Committee.  Such fund will be a financial device for funding IMEA’s self-insurance obligation and will play no role in administering claims.  Where IMEA establishes and maintains such an account, the Coordination Committee will determine appropriate procedures and methodology for regularly billing for and recovering amounts due to be paid by IMEA to Louisville for such claims and expenses.  Such procedures and methodology may include making adjustments to the billing and payment practices set forth in Article 7 and 8, as such Articles relate to IMEA’s self-insurance.

13.1.2                  IMEA Named As Insured.

IMEA shall be named as an additional insured in such insurance policies.  Louisville shall use its reasonable best efforts to have the insurance underwriters furnish IMEA with a Certificate of Insurance of each such insurance policy.  in addition, Louisville shall use its reasonable best efforts to have each of such policies endorsed so as to provide that IMEA shall be given the same advance notice of cancellation or material change as is required to be given to Louisville.  Loss or claim, if any, under such insurance policies shall be adjusted and settled by Louisville with the insurance underwriters.

13.1.3                  Procurement Of Additional Insurance For IMEA.

IMEA may obtain additional insurance beyond that provided for in this Article 13 to insure its ownership interest in Trimble County Unit 1 and the Trimble County Site and its rights with respect to the Trimble County General Plant Facilities at its cost.  With respect to such additional insurance:

the proceeds from any claim arising through such additional insurance shall be disbursed to IMEA; and

loss or claim, if any, under such additional insurance shall be adjusted and settled by IMEA with the insurance underwriters.

13.1.4                  Sharing Of Refunds From Insurance Premiums.

Any refunds of insurance premiums shall be allocated among the Parties on the same basis as the premium payment allocation from which such refund was derived.

13.1.5                  Sharing Of Insurance Proceeds.

In the event of damage to property insured under this Article, it is agreed that the proceeds from insurance obtained by Louisville on behalf of both Parties shall be shared by the Parties to this Agreement on a pro rata basis based on their relative payments of insurance premiums covering the damaged property.

13.2                           Destruction.

13.2.1                  Damage Or Destruction Fully Covered By Insurance.

If property insured under this Article or any portion thereof should be damaged or destroyed to the extent that the cost of repairs or reconstruction is estimated to be covered by the aggregate amount of insurance coverage (including any deductible) carried by Louisville for the benefit of Louisville and IMEA pursuant to Article 13 hereof, then Louisville shall cause such repairs or reconstruction to be made so that such property shall be restored to substantially the same general condition, character, or use as existed prior to such damage or destruction; provided however, if the estimate is wrong, and the insurance proceeds are insufficient to pay the cost of repair or reconstruction, Louisville and IMEA shall share the cost not reimbursed by such insurance in proportion to their percentage ownership interests in Trimble County Unit 1.

13.2.2                  Damage Or Destruction Not Fully Covered By Insurance.

If Trimble County Unit 1, the Trimble County General Plant Facilities or any portion thereof as they pertain to Trimble County Unit 1, should be damaged or destroyed to the extent that the cost of repairs or reconstruction is estimated to be more than the aggregate amount of insurance coverage (including any deductible) carried by Louisville for the benefit of Louisville and IMEA pursuant to Article 13 hereof and covering the cost of such repairs or reconstruction, then, if Louisville elects to repair and reconstruct such property and upon agreement of Louisville and IMEA, Louisville shall cause such repairs or reconstruction to be made and Louisville and IMEA shall share the costs of such repairs or reconstruction not reimbursed by such insurance, in proportion to their percentage ownership interests in Trimble County Unit 1; provided, however, that:

If IMEA elects not to join Louisville in repairing and reconstructing such property, then, at Louisville’s election, the Parties shall determine the monetary amount to be paid by Louisville to

IMEA or by IMEA to Louisville, as provided for in paragraph (b) of this Article 13.2.2.  Upon payment of such monetary amount by Louisville to IMEA or by IMEA to Louisville, as the case may require as set forth in said paragraph (b), IMEA shall transfer its ownership interest in Trimble County Unit 1 and the Trimble County Site, and its license to use the Trimble County General Plant Facilities, and its easement to the Trimble County Site, to Louisville, free and clear of all liens and encumbrances, and this Agreement shall be deemed to have expired.

The monetary amount to be paid to or received from IMEA pursuant to the provisions of paragraph (a) of this Article 13.2.2, shall be determined in accordance with the following equation:

P = W * X

Where:

P	=	the monetary amount to be paid to or received from IMEA. If P is positive, the monetary amount shall be paid to IMEA; and if P is negative, the monetary amount shall be received from IMEA.
W	=	IMEA’s percentage ownership interest in Trimble County Unit 1 before transfer of IMEA’s ownership interest in such property.
X	=

the fair market value (as determined by an independent appraiser selected jointly by the Parties) of (i) Trimble County Unit 1 and (ii) the Trimble County Site and the Trimble County General Plant Facilities as they pertain to IMEA’s use of Trimble County Unit 1, at the time IMEA elects not to join Louisville in repairing and reconstructing Trimble County Unit 1 or the Trimble County General Plant Facilities.  Fair market value shall be determined after taking into account all applicable costs of dismantling, demolishing, and removal of equipment, facilities, and structures; security; maintenance; disposing of debris; and any site work necessary to remove the effects of such damage or destruction.  Fair market value may be a negative figure where appropriate.

ARTICLE 14

PARTITION OF OR TRANSFER OF INTEREST IN THIMBLE COUNTY UNIT 1

14.1                           Special Nature Of Trimble County Unit 1 – Waiver of Right of Partition.

The Parties recognize that when Trimble County Unit 1 shall have been placed in service, it will be an integral part of the facilities required to provide adequate service in their respective service territories and the service territories of other co-owners of Trimble County Unit 1, if any, and that the physical partition of Trimble County Unit 1 or any material part thereof would be impossible and impractical and wholly inconsistent with the purposes for which this Agreement is made.

Each of the Parties agrees that it will not take any action, by judicial proceedings or otherwise, to partition Trimble County Unit 1, or that portion of the Trimble County Site conveyed by Louisville to IMEA pursuant to Article 2.2 hereof, or any part thereof, in any way, whether by partition in kind or by sale and division of the proceeds thereof.  Each of the Parties further waives the right of partition and the benefit of all statutory or common law that may now or hereafter authorize such partition of Trimble County Unit 1 or any part thereof, or that portion of the Trimble

County Site conveyed by Louisville to IMEA pursuant to Article 2.2 hereof.  in the event any such right of partition shall hereafter accrue, each Party shall from time to time upon the written request of the other Party execute and deliver such further instruments as may be necessary to confirm the foregoing waiver and release of its right to partition.  The foregoing provisions of this Article 14.1 shall be binding upon and inure to the benefit of the Parties, their respective successors and assigns, including mortgagees, receivers, trustees, or other representatives and their respective successors and assigns, and shall run with the land.  Louisville agrees to insert a similar covenant in any contract with another party which acquires an ownership interest in Trimble County Unit 1, which covenant will be enforceable by IMEA.

14.2                           Transfer Of Ownership Interests To Third Parties.

If either Party (“Transferring Party”) shall desire to transfer (whether by sale, conveyance, assignment, lease, or otherwise) all or any portion of.  its ownership interest in Trimble County Unit 1 in a bona fide arms length transaction to any unaffiliated third party or parties, the Transferring Party shall give the other Party written notice thereof, and any such transaction with such unaffiliated third party or parties shall not be consummated until the other Party has determined not to exercise its right of first refusal, as set forth in this paragraph.  Such written notice shall fully disclose the nature and terms of the proposed transaction and the identity of the third party or parties involved.  Upon receipt of such written notice, the other Party shall have the first right to acquire the Transferring Party’s ownership Interest in Trimble County Unit 1 that the Transferring Party proposes to transfer to the third party or parties, upon the same terms and conditions which the Transferring Party proposes to make with the third party or parties.  Within 90 days following receipt of such notice, the other Party shall give written notice to the Transferring Party stating whether or not it elects to acquire the Transferring Party’s undivided ownership interest in Trimble County Unit 1 which the Transferring Party proposes to dispose of to the third party or parties.  If the Party elects to exercise its rights to acquire such interest, the Transferring Party, as soon as practicable, shall execute such instruments as may be necessary and appropriate to effectuate such sale, conveyance, transfer, assignment, lease, or other disposition, as the case may be, to the other Party, free and clear of all liens, charges, and encumbrances for which the Transferring Party, as between the Parties, is responsible, including the indenture(s) of the Transferring Party.

14.2.1                  Conditions Of Transfer.

If the other Party elects not to acquire the Transferring Party’s ownership interest in Trimble County Unit 1, as provided in the first paragraph of Article 14.2, the Transferring Party may consummate its proposed transaction with the third party or parties and dispose of such ownership interest to the third party or parties, provided, that such transaction is consummated within 240 days following receipt by the other Party of the written notice first referred to in the first paragraph of Article 14.2; and provided further, that the other Party has approved the prospective purchaser as suitable and desirable as a joint owner of Trimble County Unit 1, although such approval may not unreasonably be withheld and grounds for withholding such approval shall be limited to such factors as will materially, adversely affect the other Party’s interests hereunder; provided, however, that where Louisville is the Transferring Party, IMEA’s right to approve the prospective purchaser as suitable and desirable shall be limited to situations in which the proposed transfer reduces Louisville’s ownership interest in Trimble County Unit 1 to less than fifty (50) percent, or where such proposed transfer conveys, in whole or part, Louisville’s rights and obligations for operation of Trimble County Unit 1 under this Agreement to such third party or parties; and provided, further, that IMEA shall require (as a condition of or in connection with the sale, conveyance, transfer, assignment, lease, or other disposition, and for the benefit of the other Party) the third party or parties acquiring such ownership interest to assume and agree to be bound by the provisions of this Agreement and any amendments thereto, and in furtherance thereof the provisions of this Agreement shall be amended appropriately to reflect:

the addition of such third party or parties as a party or parties to this Agreement; and

the ownership Interest in Trimble County Unit 1 acquired by such third party or parties and the decreased ownership Interest in Trimble County Unit 1 of the Transferring Party; and

the rights, duties, and obligations of the Transferring Party and such third party or parties under this Agreement.  Further, the Transferring Party hereby agrees to save the other Party harmless from and against all loss or liability which the other Party may incur as a result of any failure by such third party or parties to fulfill its or their duties and obligations under this Agreement and any amendments thereto.  in addition, the consummation of any transaction by the Transferring Party with a third party or parties shall not release the Transferring Party from any of its debts or liabilities to the other Party which, at the time of the consummation of the transaction, have accrued under this Agreement, and any amendments thereto, unless the Parties shall agree in writing to the contrary.

14.2.2                  Further Conditions Of Transfer.

The right of the Transferring Party to dispose of such ownership interest to a third party or parties, as set forth in the first paragraph of Article 14.2, is subject to the further condition that the other Party shall be given written notice thereof and shall have the further right of first refusal, to the same extent and by the same procedure described in the first paragraph of Article 14.2:

if the Transferring Party shall undertake to consummate its proposed transaction at a time subsequent to 240 days following receipt of the written notice first referred to in the first paragraph of Article 14.2; or

if the Transferring Party shall undertake to dispose of such ownership interest to a third party or parties other than those whose identity was disclosed in said notice; or

if the Transferring Party shall undertake to dispose of such ownership interest upon different terms and conditions than were disclosed in said notice.

14.2.3                  Non-applicability Of Certain Provisions.

The provision of the foregoing Articles 14.2, 14.2.1, and 14.2.2 shall continue for the duration of this Agreement and shall be applicable to each and every occasion and whenever either Party desires to dispose of (whether by sale, conveyance, transfer, assignment, lease, or otherwise) all or any portion of its ownership interest in Trimble County Unit 1 to any third party or parties; provided, that such provisions shall not be applicable to, and each of the Parties hereby consents to, the following:

the transfer, sale, or assignment to a financially responsible subsidiary, affiliate, or successor of Louisville; or

the transfer, sale, or assignment to a financially responsible successor joint agency to IMEA; provided that if IMEA is dissolved or liquidated by operation of law or otherwise, and IMEA’s interest herein is not assumed by a financially responsible successor agency operating as a single entity, Louisville shall have the immediate option to purchase all of IMEA’s interest herein at fair market value.  For this purpose, fair market value shall be determined by an independent appraiser selected jointly by the Parties; or

the transfer, assignment, pledge, hypothecation, mortgage, or grant (by indenture of mortgage, deed of trust, or otherwise) by either Party of its ownership interest in Trimble County Unit 1, together with all or substantially all of its other electric utility property, for the purpose of securing bonds or other obligations for borrowed money issued or to be issued by it, including the effect of any after acquired property clause of any such indenture of mortgage, deed of trust, or other instrument now existing or hereafter created by such Party, or the realization on or enforcement of such security or the exercise by the trustee or the mortgagee, or as the case may be, or the beneficiaries of such security of any of the rights, powers, or privileges provided for with respect thereto; or

the transferring by either Party to a third party of its undivided ownership interest in Trimble County Unit 1, together with all or substantially all of its other electric utility property, whether by sale or pursuant to or as a result of a merger, consolidation, or corporate reorganization.

the transferring by Louisville of any interest in Trimble County Unit 1 which transfer would not reduce Louisville’s interest in Trimble County Unit 1 to a level below seventy-five (75) percent.

All transfers of interest set forth in this Article 14 shall be conditioned upon the transferee, by written agreement or by operation of law, assuming the obligations of this Agreement, and any amendments thereto, of the Party so transferring; except that transfer under (c) above shall not be subject to this condition prior to any exercise of ownership, control, or possession by the transferee over the interest transferred.

14.3                           Transfer of Associated Rights and Interests.

No transfer (whether by sale, conveyance, assignment, lease, or otherwise) by IMEA of any interests under this Agreement shall be permitted, or shall become effective, unless the interest transferred includes a corresponding and equivalent transfer of IMEA’s associated rights and interests in Trimble County Unit 1, the Trimble County General Plant Facilities, and the Trimble County Site, and unless such transfer is made in full compliance with this Article 14.

ARTICLE 15

RIGHT OF FIRST REFUSAL

If at any time within twenty years from the Execution Date hereof, Louisville shall apply to the Kentucky Public Service Commission for a certificate of public convenience and necessity for the installation at the Trimble County Site of a coal-fired generating unit for use by its system as a base load plant, IMEA shall have a right of first refusal to participate in the ownership of said unit by electing to own 12.12 percent of such unit on the terms set forth herein.  in the event such a certificate is not legally required, Louisville shall use its best efforts to give notice to IMEA equivalent in time and content to that which would be given where a certificate is required.  At least ninety days prior to applying for such certificate, Louisville shall provide written notice to IMEA of its intention to make such application, and shall provide IMEA with technical and economic information available at that time which pertains to the planned unit, and the estimated cost thereof.  IMEA shall have 180 days to elect to participate in such unit.  IMEA’s right to participate in such unit shall lapse and expire unless IMEA provides written notice to Louisville of its acceptance of such participation within 180 days after the date of Louisville’s earlier notice to IMEA.  Within 180 days of Louisville’s receipt of IMEA’s notice of acceptance, the Parties shall negotiate in good faith and execute a separate contract incorporating the terms and conditions of this Article, as well as other appropriate terms and conditions, covering the installation and operation of such new unit.

Should IMEA elect to participate, it shall pay its pro rats share of all actual expenditures made for Construction Work in connection with such unit and shall make quarterly progress payments to Louisville as said expenditures are incurred and billed by Louisville to IMEA.  in addition to such actual expenditures, IMEA shall pay Louisville a consulting and construction management fee equal to ten percent of such actual expenditures.  IMEA’s participation in the unit shall be subject to all terms and conditions set forth in this Agreement unless waived in writing by Louisville, or otherwise mutually agreed by the Parties.  Payment of the above amounts shall entitle IMEA, in addition to its ownership interest in such unit, to a license to use the Trimble County General Plant Facilities and the Trimble County Site as they pertain to such unit.  Subject to IMEA’s right to elect to participate in 12.12 percent of such unit, nothing herein shall prevent Louisville from selling or offering to sell to any other Party, an ownership or other interest in the remainder of such unit, or in the Trimble County General Plant Facilities or Trimble County Site as they pertain to such unit.  The right of first refusal shall apply only to the next coal-fired generating unit built at the Trimble County Site for use by Louisville as a base load plant, and shall not extend to any subsequently built unit.

ARTICLE 16

ASSIGNMENT

16.1                           Limitation Of Assignability.

This Agreement shall not be assignable by either Party without the written consent of the other Party, except that no such consent shall be required for IMEA to assign this Agreement (a) as an incident to the disposition of all of its ownership interest in accordance with Articles 14.2, 14.2.1, and 14.2.2 hereof or (b) to the trustee for the tax-exempt revenue bonds issued by IMEA to pay the costs of the acquisition of the IMEA ownership interest in Trimble County Unit 1 hereunder; and, further, each of the Parties hereby consents to the assignment of this Agreement as an incident to the disposition of a Party’s ownership interest, as permitted by Article 14.2.3.

16.2                           Successors And Assigns.

This Agreement shall inure to the benefit of and be binding upon Louisville and IMEA and their respective successors.  This Agreement shall inure to the benefit of and be binding upon the assigns of Louisville and IMEA when such assignment is made in accordance with the provisions of Article 16.1.

ARTICLE 17

LIABILITY AND DEFAULT

17.1                           Liability To Third Parties.

Notwithstanding any provision to the contrary in this Agreement, any liability or any payment, cost, expense, or obligation arising from a claim of liability (after application thereto of any insurance coverage or proceeds) to a third party or parties against one or both of the Parties and arising from the acquisition, planning, engineering, design, licensing, procurement, construction, installation, completion, operation, use, management, control, maintenance, replacement, alteration, modification, renewal, rebuilding or repair, retirement, disposal, or salvaging of Trimble County Unit 1 or any part thereof and the Trimble County General Plant Facilities and the Trimble County Site as they pertain to Trimble County Unit 1; or from any other action or failure to act by either Party (or its employees, agents, or contractors) in carrying out any of the provisions of this Agreement in regard to Trimble County Unit 1 or any part thereof and the Trimble County General Plant Facilities and the Trimble County Site as they pertain to Trimble County Unit 1, shall be shared by the Parties in proportion to their respective percentage ownership interests in Trimble County 1 in all circumstances except where such liability or claim of liability is the result of gross negligence or intentional wrongdoing on the part of Louisville or IMEA.  If, by reason of any such liability or claim of liability (after application thereto of any insurance coverage or proceeds) to a third party or parties, either Party shall be called upon to make any payment or to incur any cost, expense, or obligation in excess of that for which it is responsible under the provisions of the preceding sentence, then the other Party shall reimburse the Party making such excess payment or incurring any such excess cost, expense, or obligation to the full extent of the excess.  Louisville shall be solely responsible for third-party claims arising prior to Closing and shall fully indemnify IMEA against any such claim.

17.2                           Liability Between The Parties.

Except as set forth in this Article 17.2, Louisville shall not be liable to IMEA for any loss, cost, damage, or expense incurred by IMEA as a result of any action or failure to act, under any circumstances, by Louisville (or its employees, agents, or contractors) in carrying out any of the provisions of this Agreement, except that Louisville will be liable to IMEA for (a) any such loss, cost, damage, or expense which is the result of gross negligence or intentional wrongdoing on the part of Louisville, and (b) any damage to IMEA caused by Louisville’s negligence, but only if such damage results from Louisville’s failure to follow Good Utility Practice in operating Trimble County Unit 1; provided, that no liability for failure to follow Good Utility Practice shall exceed, in any one contract year, the amount paid by IMEA to Louisville for service fees in that same contract year under Article 7.1.6 hereof.

In no event, however, shall Louisville be liable to IMEA with respect to any claim, whether based on contract, tort (including negligence), patent, trademark or service mark, or otherwise, for any indirect, special, incidental, or consequential damages, including, but not limited to, loss of profits or revenues, loss of use of Trimble County Unit 1 or any part thereof and the Trimble County General Plant Facilities and the Trimble County Site as they pertain to Trimble County Unit 1, cost of capital, cost of purchased or replacement power, claims of the Participants or other customers of IMEA for service interruptions, or claims of customers of the Participants for service interruption.

Provided, however, that in no event shall Louisville be excused from liability for its fraudulent acts.

17.3                           Indemnification.

Subject to Article 17.2 hereof, each Party (“breaching Party”) hereby agrees to indemnify and hold the other Party (“non-breaching Party”) harmless from, against, and in respect of and shall on demand reimburse the none breaching Party for:

any and all loss, liability, or damage resulting from any untrue representation, breach of warranty, or non-fulfillment of any covenant or agreement by the breaching Party contained herein or in any certificate, document, or instrument delivered to the non-breaching Party hereunder; and

any and all loss suffered by the non-breaching Party due to the breaching Party’s failure to perform or satisfy any obligation assumed pursuant to this Agreement; and

any and all loss resulting from actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

17.4                           Nature And Survival Of Representations And Warranties.

Each representation, warranty, indemnity, covenant, and agreement made by the Parties in this Agreement or in any document, certificate, or other instrument delivered by or on behalf of the Parties pursuant to this Agreement or in connection herewith, shall survive the Closing.

17.5                           Default.

17.5.1                  Events Of Default.

The following shall be Events of Default under this Agreement:

17.5.1.1         Failure To Make Payment.

Failure by either Party to make any payment to the other Party required under this Agreement within sixty (60) days after the date on which such payment becomes due, or failure by either Party to give any credit to the other Party required under this Agreement for a period of sixty (60) days after the date on which such credit becomes due, or failure by either Party to make payment for a period of sixty (60) days after the date on which such payment becomes due to any third party, when failure to do so could result in a lien on any of the property included under this Agreement or otherwise adversely affects the interests of the other Party; provided, however, that no Party shall be in default if the amount it owes hereunder can be offset in whole within sixty (60) days after the date on which such amount became due and payable, by the Party to whom that sum is owed under this Agreement.

17.5.1.2         Failure to Perform.

Failure by either Party to perform any material obligation, duty, or responsibility in accordance with the provisions of this Agreement.

17.5.2                  Curing Default in Regard To Paring Money.

As to any default resulting from the failure to pay money, the defaulting Party may remedy its default (when its default is the failure to pay money) by paying to the non-defaulting Party on or before ninety (90) days from the date the payment becomes due:

(a)                                  the sums due; and

(b)                                 interest on the sums due at the Agreed Rate from the date of default until paid; and

(c)                                  any other costs incurred by the non-defaulting Party as a result of such default.

17.5.3                  Curing Default For Other Than Failure To Pay Money.

A Party in default for reasons other than the failure to pay money may cure such default by performing such act as is necessary to cure the default and by paying the non-defaulting Party on or before ninety (90) days from the date such default occurred, any sums due under Article 17.3 hereof.

17.5.4                  Non-Applicability of Cure Provisions.

Articles 17.5.2 and 17.5.3 hereof shall not be applicable to any event of default relating to pre-Closing or Closing activities set forth in this Agreement.  Cure periods under Articles 17.5.2 and 17.5.3 will not operate to extend the time specified in any other Article of this Agreement for the performance or occurrence of any act or event, unless otherwise specified.

17.5.5                  Appointment Of A Receiver.

In the event the default continues for a period of 180 days, then the non-defaulting Party may have a receiver appointed by a state or federal court sitting in Louisville, Kentucky to take control of and operate the defaulting Party’s interest in the facilities and perform in accordance with the terms of this Agreement.

17.5.6                  Additional Obligations.

With respect to any Party as to which an Event of Default has occurred, such Party shall use its best efforts to take any and all such further actions and shall execute and file where appropriate any and all such further legal documents and papers as may be reasonable under the circumstances in order to facilitate the carrying out of this Agreement or otherwise effectuate its purpose, including but not limited to action to seek any required governmental or regulatory approval and to obtain any other required consent, release, amendment, or other similar document.

17.5.7                  Waivers.

No waiver of any default or Event of Default hereunder shall extend to or affect any subsequent default or Event of Default or shall impair any rights or remedies consequent thereon.  No delay or omission to exercise any remedy available upon any Event of Default shall impair any Party’s right to exercise such remedy or shall be construed to be a waiver thereof, but any such remedy may be exercised from time to time and as often as may be deemed expedient.  In order to entitle each Party hereto to exercise any remedy conferred upon or reserved by it in this Article 18, notice shall be provided in accordance with Article 21.2 hereof.

17.5.8                  Legal And Other Costs.

In the event that any Party (the “Defaulting Party”) defaults in its obligations under this Agreement and, as a result thereof, the other Party (the “Non-Defaulting Party”) seeks to legally enforce its rights hereunder against the Defaulting Party, then, in addition to all damages and other remedies to which the Non-Defaulting Party is entitled by reason of such default, the Defaulting Party shall promptly pay to the Non-Defaulting Party an amount equal to all costs and expenses (including reasonable attorneys’ fees) paid or incurred by the Non-Defaulting Party in connection with such enforcement.

17.6                           Force Majeure.

In no event shall either Party be liable to the other Party for failure by such Party to perform any of its obligations under this Agreement because of Force Majeure.  Nothing contained herein shall be construed to require a Party to settle any strike, lockout, work stoppage, or other industrial disturbance or dispute in which it may be involved or to take an appeal from any judicial, regulatory, or administrative action.  Any Party rendered unable to fulfill any of its obligations under this Agreement by reason of Force Majeure shall exercise due diligence to remove such inability with all reasonable dispatch.  In the event either Party is unable, in whole or in part, to perform any of its obligations by reason of Force Majeure, other than obligations to make payments hereunder, the obligations of the Party relying thereon, insofar as such obligations are affected by such Force Majeure, shall be suspended during the continuance thereof but no longer.  The obligation of IMEA to make payments as set forth in Articles 7 and 8 shall be unconditional and absolute, and shall not be subject to reduction, setoff, or claim of Force Majeure.  The Party invoking the Force Majeure shall specifically state the full particulars of the Force Majeure and the time and date when the Force Majeure occurred.  Notices given by telephone under the provision of this Article shall be confirmed in writing as soon as reasonably possible.  When the Force Majeure ceases, the Party relying thereon shall give immediate notice thereof to the other Party.  This Agreement shall not be terminated by reason of Force Majeure but shall remain in full force and effect.

ARTICLE 18

ADMINISTRATION

18.1                           Coordination Committee.

From time to time various administrative, financial, and technical matters may arise in connection with the terms and conditions of this Agreement which will require the cooperation and consultation of the Parties and interchange of information. As a means of providing for such consultation, interchange, decision making, or ratification, a Coordination Committee is hereby established with functions as described in Article 18.4 below. However, such Committee shall not diminish in any manner the authority of Louisville as set forth in the various sections of this Agreement.

18.2                           Membership.

The Coordination Committee shall have one member from each Party that has an ownership interest in Trimble County Unit 1. Within 60 days after execution of this Agreement, each Party shall designate in writing its Representative and at least one alternate on the Coordination Committee and shall promptly give written notice thereof to the other Party. Thereafter, each Party shall promptly give written notice to the other Party of any change in the designation of its Representative on the Coordination Committee. The Chairman of the Coordination Committee shall be the Louisville Representative, who shall be responsible for calling meetings and establishing agenda. Each Party, however, shall have the right to have an item included on the agenda. All actions taken by the Coordination Committee must be by majority vote, with each Party entitled to vote in shares equal to its ownership interest. The Coordination Committee may also act without a meeting by telephone conference or notational voting by correspondence. Majority vote shall not be required for either Party to invoke the procedure under Article 19.2 for handling disagreements after the Commercial Operation Date.

18.3                           Meetings.

The Coordination Committee shall meet annually on a date and at a location to be announced by the Chairman at least thirty (30) days in advance. Such other meetings as are reasonably required may be called by either member with as much advance notice as is practical. Meetings may be attended by other representatives of the Parties.

18.4                           Functions.

The Coordination Committee shall have the following functions:

(a)                                  Provide liaison between the Parties at the management level and exchange information with respect to significant matters of licensing, design, construction, operation, and maintenance of Trimble County Unit 1 and the Trimble County General Plant Facilities and the Trimble County Site as they pertain to Trimble County Unit 1.

(b)                                 Appoint Ad Hoc Committees, the members of which need not be members of the Coordination Committee, as necessary to perform detailed work and conduct studies regarding matters requiring investigation.

(c)                                  Review and discuss disputes arising under this Agreement.

(d)                                 Provide llama between the Fifties with respect to the . financial and accounting aspects of Incremental Capital Assets and operation of Trimble County Unit 1 and perform those functions set forth in Article 6.1 hereof.

(e)                                  Provide a liaison between the Parties with respect to the financial ad accounting aspects of the ownership of the property.

(f)                                    Review and approve budgets for operation, maintenance, and Incremental Capital Assets, including retirement of facilities, which affect Trimble County Unit I and the Trimble County General Plant Facilities ad the Trimble County Site as they pertain to Trimble County Unit 1.

(g)                                 Perform such other duties as set forth pursuant to the other Articles of this Agreement.

18.5                           Records.

The Coordination Committee shall keep written records of all meetings.

18.6                           Expenses.

Each Party shall be responsible for the personal expenses of its Representative and its other attendees. All other expenses incurred in connection with the performance by the Coordination Committee of its functions shall be allocated and paid as determined by the Coordination Committee.

18.7                           Conduct.

Members of the Coordination Committee shall use their reasonable best efforts to perform Committee functions by taking into account Good Utility Practice.

ARTICLE 19

DISAGREEMENT

19.1                           Consultation.

In accordance with the provisions of Article 18, the members of the Coordination Committee will consult in connection with any major matter arising under this Agreement.

19.2                           Disagreement After Commercial Operation.

If, after the Commercial Operation Date of Trimble County Unit 1, any disagreement arises on major operation and maintenance matters pertaining to Trimble County Unit 1, major capital matters pertaining to Trimble Unit 1, or major retirement matters, or other matters arising under this Agreement, pertaining to Trimble County Unit 1 (“plant subjects”), such matters shall be discussed by the Coordination Committee and timely mutual agreement sought in regard thereto. if each of the members of the Coordination Committee agrees to the resolution of any plant subject, such agreement shall be reported in writing to and shall be binding upon the Parties — within the authority of the Coordination Committee as stated in Article 18.  In the unlikely event that each of the members of the Coordination Committee Is unable to reach agreement within a reasonable time (giving due cognizance to the operating and maintenance schedules of Trimble County Unit 1 and all other pertinent circumstances) with respect to any plant subject under consideration, the President of Louisville or the General Manager of IMEA can, by written notice to ~’~e members of the Coordination Committee, withdraw the matter from consideration by the Coordination Committee and submit the same for resolution to the President of Louisville and the General Manager of IMEA. If these senior representatives of the Parties agree to a resolution of the matter, such agreement shall be reported in writing to and shall be binding upon the Parties; but if said senior representatives fail to resolve the matter within seven days after its submission to them, then the matter may proceed to arbitration as provided in Article 19.3.

19.3                           Arbitration.

If a disagreement should arise with respect to any plant subject which is not resolved by the Coordination Committee or the senior representatives of the Parties as provided in Article 192 or any other disagreement concerning this Agreement, then such disagreement may be settled by an Arbitration Board, which shall consist of three arbitrators as hereinafter provided, in accordance with the provision of this Article 19.3. If, after the procedure for resolving such disagreement by the Coordination Committee or the senior representatives of the Parties as provided in Article 192 has been exhausted, either Party desires that such disagreement shall be settled by arbitration, it shall serve written notice upon the other Party setting forth in detail such disagreement with respect to which arbitration is desired.  Such disagreement shall be settled by arbitration if, after receipt of such written notice, both of the Parties shall agree in writing that such disagreement shall be settled by arbitration.  Within a period of thirty (30) days from the date of such agreement in writing to settle such disagreement by arbitration, each Party shall select one arbitrator.  Within a period of sixty (60) days from the date of such agreement in writing to settle such disagreement by arbitration, the two arbitrators so selected shall meet and select one additional arbitrator.  If either or both of the two arbitrators to be selected by the Parties, as herein provided, are not so selected within the specified 30-day period, or if the two arbitrators selected by the Parties shall fail to agree upon the selection of the additional arbitrator within the specified 60-day period, either Party may, upon written notice to the other Party, apply to the American Arbitration Association for the appointment of the arbitrator or arbitrators who have not been so selected and such Association shall thereupon be empowered to select such arbitrator or arbitrators.

The arbitration proceedings shall be conducted In Louisville, Kentucky unless otherwise mutually agreed.  The Arbitration Board shall afford adequate opportunity to both of the Parties to present information with respect to the disagreement submitted to arbitration and may request further information from either Party.  Except as provided in the preceding sentence, the Parties may, by mutual agreement, specify the rules which are to govern any proceeding before the Arbitration Board and limit the matters to be considered by the Arbitration Board, In which event the Arbitration Board shall be governed by the terms and conditions of such agreement. In the absence of any such agreement respecting the rules which are to govern any proceeding, the then current rules of the American Arbitration Association for the conduct of commercial arbitration shall govern the proceedings, except that if such rules shall conflict with the then current provisions of the laws of Kentucky relating to arbitration, such conflict shall be governed by the then current provisions of the laws of Kentucky relating to arbitration.

Procedural matters pertaining to the conduct of the arbitration and the award of the Arbitration Board shall be made upon a determination of a majority of the arbitrators. The Parties shall, however, be entitled to all discovery provided for by the Kentucky Rules of Civil Procedure.  The findings and award of the Arbitration Board, so made upon a determination of a majority of the arbitrators, shall be final and conclusive with respect to the disagreement submitted for arbitration and shall be binding upon the Parties, except as otherwise provided by law.  Each Party shall pay the fee and expenses of the arbitrator selected by or for it, together with the costs and expenses incurred by it in the preparation of its case to the arbitrators.  The fee and expenses of the third arbitrator selected in accordance with this Article 19.3 shall be assigned in equal parts to the Parties, and each Party shall assume and pay the portion of such fee and costs so assigned to it.  Judgment upon the award may be entered in any court having jurisdiction.  In the event the Parties do not agree to arbitrate, each shall have the right to take appropriate judicial action.

19.4                           Obligations To Make Payments.

If a disagreement should arise from any plant subject which is not resolved by the Coordination Committee or the senior representatives of the Parties as provided in Article 19.2, then, pending the resolution of the disagreement by arbitration and/or litigation, Louisville shall continue to operate Trimble County Unit 1 and make necessary Incremental Capital Assets in a manner consistent with this Agreement, and IMEA shall continue to make all payments required in accordance with the applicable provisions of this Agreement.

ARTICLE 20

REMEDIES

20.1                           All Remedies - Setoff.

In the event either Party (the “Defaulting Party”) fails to pay when due any amount owing by it to the other Party (the “Non-Defau1ting Party”) under this Agreement or the Interchange Agreement or fails to perform or observe any covenant, condition, or agreement to be performed or observed under this Agreement or the Interchange Agreement, the Non-Defaulting Party shall have available to it all remedies, legal and equitable, including, without limitation those available in order to enforce payment of any such amount or performance or observance of any such covenant, condition, or agreement, subject to the defaulting Party’s rights to cure default under Article 17.5.  All overdue payments, whether occurring before or after the Commercial Operation Date of Trimble County Unit 1, shall bear interest at the Agreed Rate.  Further, the Non-Defaulting Party shall have the right to setoff against any amount owed to it by the Defaulting Party the amount of any payment which such Party has failed to pay when due under this Agreement or the Interchange Agreement.  In addition, the Non-Defaulting Party shall have the other rights and remedies available to it under this Article 20.

20.2                           Injunctive Relief.

The Parties hereto agree and acknowledge that the failure to perform any of their obligations under this Agreement, including the execution of legal documents which may be reasonably requested as set forth in this Article, would cause irreparable injury to the other Party and that the remedy at law for any violation or threatened violation thereof would be inadequate, and agree that the other Party shall be entitled to a temporary or permanent injunction or other equitable relief specifically to enforce such obligation without the necessity of proving the inadequacy of its legal remedies.

20.3                           No Remedy Exclusive.

No remedy conferred upon or reserved to the Parties hereto in this Agreement is intended to be exclusive of any other remedy or remedies available hereunder or now or hereafter existing at law, in equity, or by statute or otherwise, but each and every such remedy shall be cumulative and shall be in addition to every other such remedy. The pursuit by any Party of any specific remedy shall not be deemed to be an election of that remedy to the exclusion of any other or others, whether provided hereunder or by law, equity, or statute.

20.4                           20.4

If IMEA fails to make any payment of its share of the cost of Incremental Capital Assets after the Closing, Louisville shall have the right, at its election, to give written notice of such failure to IMEA. If such overdue payment and all other overdue payments, if any, of IMEA’s share of the cost of the Incremental Capital Assets after the Closing, together with interest on such overdue payment or payments, are not paid within ninety (90) days after the giving of the written notice first referred to in this paragraph, then (a) IMEA’s rights to make any further payments of its share of the cost of the Incremental Capital Asset shall thereupon terminate, and (b) the respective percentage ownership interests in Trimble County Unit 1 shall be adjusted in accordance with the following formula:

ADD = ALGE*IPCT/(IMEA+ALGE)

where:

ADD    =                                                 Additional percentage ownership interest accruing to Louisville as a result of making its additional investment to complete construction of Incremental Capital Assets (there shall be a corresponding reduction in the percentage ownership interest of IMEA in Trimble County Unit 1 and the Trimble County Site).

IMEA   =                                               Investment made by IMEA for its respective percentage ownership interest in Trimble County Unit 1, the Trimble County Site and its nonexclusive license with respect to the Trimble County General Plant Facilities to the time of the written notice first referred to in this Article 20.4.

ALGE   =                                                Additional investment made by Louisville to complete construction of Incremental Capital Assets as aforesaid.

IPCT    =                                                IMEA's percentage ownership interest in Trimble County Unit 1 at the time of the written notice first referred to in this Article 20.4.

ARTICLE 21

MISCELLANEOUS

21.1                           Governing Law.

The validity, interpretation, and performance of this Agreement and each of its provisions shall be governed by the laws of the Commonwealth of Kentucky, except that the power and authority of IMEA to enter into this Agreement shall be governed by the laws of the State of Illinois.

21.2                           Notice To Parties.

Unless otherwise specifically provided by other provisions of this Agreement, any notice, consent, or other communication required to be made under this Agreement shall be addressed to or made by such officer, agent, representative, or employee of each Party as such Party may, from time to time, designate in writing, provided that any written notice required to be made pursuant to Articles 14, 18, and 19.3 hereof shall be delivered in person, by prepaid telegram, or by registered or certified mail, to the named officer of the Party at the address listed below; provided, that either Party may, from time to time, change such designated officer or the address thereof by giving written notice of such change to the other Party. Any requirement for notice in writing may be met by telex, telecopy, or other electronic means of communicating written or printed material, if promptly confirmed in writing.

TO Louisville: .

President

Louisville Gas and Electric Company

220 West Main Street (40202)

Post Office Box 32010

Louisville, Kentucky 40232

TO IMEA:

General Manager

Illinois Municipal Electric Agency

919 South Spring Street

Springfield, Illinois 62704

21.3                           Article Headings Not To Affect Meaning.

The descriptive headings of the various Articles of this Agreement have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

21.4                           Counterparts.

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21.5                           Time.

Louisville and IMEA agree that time is of the essence in this Agreement.

21.6                           Severability.

In the event that any provision of this Agreement, or the application of any such provision to any person or circumstance, shall be held Invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

21.7                           Integration.

The terms and provisions contained in this Agreement and the Interchange Agreement constitute the entire agreement between Louisville and IMEA in regard to the respective matters of said Agreement, and shall supersede all previous communications, representations, or agreements, either oral or written, between Louisville and IMEA with respect to the respective subject matters of said Agreements.

21.8                           Computation Of Time.

In computing any period of time prescribed or allowed by this Agreement, the day of the act, event, or default from which the designated period of time begins to run shall not be included. The last day of this period so computed shall be included, unless it is a Saturday, Sunday, or legal holiday in Kentucky, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, nor legal holiday.

21.9                           Waiver.

Any waiver at any time, by either Party, of its rights with respect to the other Party, or with respect to any other matter arising in connection with this Agreement, shall not be considered a waiver with respect to any subsequent default or matter.

21.10                     Equal Opportunity Clause.

During the performance of those parts of this Agreement relating to the construction by a Party of any Incremental Capital Assets, such Party agrees as follows:

(a)                                  Such Party will not discriminate against any employee or Applicant for employment because of race, color, religion, sex, or national origin.  Such Party will take affirmative action to Insure that applicants are employed, ad that employees are treated, during employment, without regard to their race, color, religion, sex, or national origin. Such action shall Include, but not be limited to, the following employment, upgrading, demotion, or transfer recruitment or recruitment advertising; layoff or termination; rates of pay it other forms of compensation; and selection for training. including apprenticeship. Such Party agrees to post, In conspicuous plans, available to employees and applicants for employment, notices setting forth the provisions of this. Non-discrimination clause;

(b)                                 Such Party will, In all solicitations or advertisements for employees place by or on behalf of such Party, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex, or national origin;

(c)                                  Such Party will send to each labor union or representative of workers with which it has a collective bargaining agreement or other contract or understanding a notice, to be provided, advising the said labor union or workers’ representative, of such Party’s commitments under this Article 21.10, and shall post copies of the notice in conspicuous places, available to employees and applicants for employment.

(d)                                 Such Party will comply with all provisions of Executive Order No. 1124 of September 24, 1965, and of the rules, regulations, and relevant orders of the Secretary of Labor.

(e)                                  Such Party will furnish all information ad reports required by Executive Order No. 11246 of September 24, 1965, and by the rules, regulations, and orders of the Secretary of Labor, or pursuant thereto, and will permit access to Its books, records, and accounts by the administering agency and the Secretary of Labor, for purposes d Investigation, to ascertain compliance with such rules, regulations, and orders;

(f)                                    In the event of such Party’s noncompliance with the non-discrimination clauses of this Agreement, or with any of the said rules, regulations, or orders of this Agreement may be canceled, terminated, or suspended, in whole or In part, and such Party may be declared Ineligible for fit Government contracts or federally assisted construction contracts In accordance with procedures authorized in Executive Order No. 11246 of September 24, 1965, and such other sanctions may be imposed and remedies Invoked as provided In said Executive Order or by rule, regulation, or order of the Secretary of Labor, or as otherwise provided by law;

(g)                                 Such Party will Includes the words “During the performance of this contract, the contractor agrees as follows:” followed by the provisions of sections (a) through if) of this Article 21.10 In every subcontract or purchase order, unless exempted by rules, regulations, or orders or the Secretary of Labor issued pursuant to Section 204 of Executive Order No. 11244 of September 24, 1965, so that such provisions will be binding upon each subcontractor or vendor. Such Party will take such action with respect with any subcontract or purchase order as the administering agency may direct as a means of enforcing such provisions, including sanctions for non-compliance provided, however, that in the event such Party becomes involved in, or Is threatened with, litigation by a subcontractor or vendor as a result of such direction by the administering agency, such Party may request the United States to enter into such litigation to protect the Interests of the United States;

(h)                                 For purposes of this Agreement, the term ‘this Agreement, as used in this Article 21.10 shall mean those parts of this Agreement relating to the construction by such Party of any additions, betterments, or improvements to the property. Nothing In this Article 21.10 shall be construed to prevent such Party from resisting, challenging, contesting, or appealing any law, statute, regulation, or decision of any federal, state, or local government or agency which such Party claims to be in invalid, unlawful, arbitrary, or capricious.

21.11                     Non-Segregated Facilities.

Each Party certifies further that it will not maintain or provide for its employees any segregated facilities at any of its establishments, and that it will not permit its employees to perform their services at any location, under its control, where segregated facilities are maintained. Each Party agrees that a breach of this certification is a violation of the Equal Opportunity Clause in this Agreement. As used in this certification, the term “segregated facilities” means any waiting rooms, work areas, rest rooms and washrooms, restaurants, and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, or housing facilities provided for employees which are segregated by explicit directive or are, in fact, segregated on the basis of race, color, religion, or national origin, because of habit, local custom, or otherwise. Each Party agrees that (except where it has obtained identical certifications from proposed subcontractors for specific time periods) it will obtain identical certifications from proposed subcontractors prior to the award of subcontracts exceeding $10,000 which are not exempt from the provisions of the Equal Opportunity Clause, and that it will retain such certifications In Its files.

Nothing in this Article 21.11 shall be construed to prevent any Party from resisting, challenging, contesting, or appealing any law, statue, regulations, or decision of any federal, state, or local government or agency which the Party claims to be invalid, unlawful, arbitrary, or capricious.

21.12                     Condemnation.

In the event any portion of Trimble County Unit 1, or any portion of the Trimble County Site or the Trimble County General Plant Facilities as they pertain to the Parties’ use of Trimble County Unit 1, shall be condemned and taken by exercise of any right of eminent domain or for public or quasi-public use, and the Parties hereto are able to continue their use and operation of the remaining portion thereof, this Agreement shall not terminate. The proceeds of any payment of any award or compensation arising from such condemnation (net of any expenses of any nature incurred by the Parties with respect thereto, which expenses shall be fully reimbursed to the Party or Parties incurring such expenses) shall be apportioned between Louisville and IMEA on the basis of their respective ownership interests in Trimble County Unit 1.  In the event that all of Trimble County Unit 1, or all of the Trimble County Site, and the Trimble County General Plant Facilities as they pertain to the Parties’ use of Trimble County Unit 1, shall be condemned and taken by exercise of any right of eminent domain or for public or quasi-public use, this Agreement shall terminate as of the date of said taking and the proceeds of any award or compensation arising from such condemnation (net of any expenses of any nature incurred by the Parties with respect thereto, which expenses shall be fully reimbursed to the Party or Parties incurring such expenses) shall be apportioned between Louisville and IMEA on the basis of their respective ownership interests in Trimble County Unit 1.

ARTICLE 22

TERM AND TERMINATION

22.1                           Termination.

This Agreement shall terminate at such time as those activities which are necessary to retire Trimble County Unit 1 from service have been completed. Retirement from service shall include, without limitation: dismantling, demolishing, and removal of equipment, facilities, and structures; security; maintenance; disposing of debris; and any site work necessary to lawfully and responsibly effect such retirement. Termination of this Agreement, however, shall not terminate or affect, as between the Parties, the continued liability, if any, of the Parties for environmental considerations or other obligations imposed by law.

22.2                           Retirement Of Property.

The Coordination Committee shall have authority in decisions regarding the retirement from service of any and all property included in Trimble County Unit 1 and Trimble County General Plant Facilities which, in the Coordination Committee’s judgement, is damaged, worn out, unreliable, obsolescent, or otherwise unfit for use. However, Trimble County Unit 1 shall not be retired from service as a generating unit without the written consent of IMEA prior to the earlier of:

(a)                                  the expiration of 35 years following the Commercial Operation Date of Trimble County Unit 1; or

(b)                                 the final maturity date of the project revenue bonds originally issued by IMEA to finance its Initial ownership Interest in Trimble County Unit 1, or the final maturity date of any bonds issued by IMEA to refund such originally issued bonds.

After the expiration of the applicable period in the preceding sentence, the Coordination Committee shall have the right to retire Trimble County Unit 1 from service as a generating unit at any time.

22.3                           Retirement Costs.

All costs (less salvage credits, if any) associated with retirement of Trimble County Unit 1 and the Trimble County General Plant Facilities and the Trimble County Site as they pertain to Trimble County Unit 1, including, without limitation, dismantling, demolishing, and removal of equipment, facilities, and structures; security; maintenance; disposing of debris; and any site work necessary to lawfully and responsibly effect such retirement, shall be . shared by the Parties in proportion to their respective percentage ownership interests in Trimble County Unit 1.  Payments for these costs (less salvage credits, if any) as they are expected to be incurred, shall be made in accordance with the provisions of Article 8. If such salvage credits exceed such costs, the difference shall be shared by the Parties In proportion to their respective percentage ownership interests In Trimble County Unit 1.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed.

LOUISVILLE GAS AND ELECTRIC COMPANY

Attest:	By:
Senior Vice President - Operations

ILLINOIS MUNICIPAL ELECTRIC AGENCY

Attest:	By:
Secretary	President – Board of Directors

APPENDICES

Appendices to Participation Agreement

Appendix	A.	Bill of Sale

Appendix	B.	Trimble County Unit No. 1 List

Appendix	C.	License Agreement and Trimble County General Plant Facility List

Appendix	D.	Known Detects at Execution Date

Appendix	E.	General Warranty Deed

Appendix	F.	Easement: Louisville to IMEA

Appendix	G.	Easement: I~A to Louisville

Appendix	H.	Certificate of Satisfactory Completion of Performance Tests

APPENDIX A

BILL OF SALE

LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, 220 West Main Street, P.O. Box 32010, Louisville, Kentucky 40232, (“Seller”) and ILLINOIS MUNICIPAL ELECTRIC AGENCY, an Illinois municipal corporation, 919 South Spring Street , Springfield, Illinois 62704, (“Buyer”), for value received and in accordance with the covenants and conditions set forth in the Participation Agreement by and between Seller and Buyer, dated September 24, 1990, as amended by the Amendment to Participation Agreement dated January 22, 1991, and incorporated by reference herein (“Agreement”), and as part of the consideration for the performance of said Agreement, Seller hereby grants, bargains, transfers, sells and delivers unto Buyer, all of Seller’s right, title and interest in a 12.12% undivided interest as tenants in common in Trimble County Unit 1, as defined in the Agreement arid as more particularly described in Appendix B to the Agreement, and pursuant to the terms of the Agreement.

Seller hereby represents, warrants and covenants that it is the sole and lawful owner of the property described in this Bill of Sale, and has the full right, power and authority to sell and transfer the same.

IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale by their duly authorized officers this 28th day of February, 1991.

SELLER:
LOUISVILLE GAS AND ELECTRIC COMPANY
Attest:	By:
Frederick Wright, Senior Vice President- Operations

BUYER:

ILLINOIS MUNICIPAL ELECTRIC AGENCY

Attest:	By:
Secretary	Martin F. Johnson, President

APPENDIX B

Trimble County Unit 1

STRUCTURES

A.	Unit Structure

1.	Concrete
a.	Base Pad Foundation
b.	Base Pad Finish Floor
c.	Elevated Floors
d.	Equipment Foundations

2.	Steel Structures
a.	Boiler and Air Preheater Room Steel
b.	Turbine Room Steel
c.	Stairways
d.	Equipment Platforms

3.	Enclosures
a.	Partial Insulated Multi-Layer Metal Siding
b.	Partial Uninsulated Metal Siding
c.	Concrete & Built-Up Roof

B.	Draft Equipment

1.	Concrete
a.	Equipment Foundations

C.	Boiler Feed and Service Water Equipment

1.	Concrete
a.	Equipment Foundations

D.	Coal Mills

1.	Concrete
a.	Equipment Foundations

E.	Electrostatic Precipitator

1.	Concrete
a.	Foundations
b.	Base Slab

2.	Steel Structures
a.	Column & Girders
b.	Stairways

3.	Enclosures
a.	Metal Siding
b.	ESP End Walls

F.	Sulphur Dioxide Removal System

1.	Concrete
a.	Foundations
b.	Base Slab
c.	Equipment Foundations

2.	Steel Structures
a.	Column & Girders
b.	Stairways

3.	Enclosures
a.	Insulated Metal Siding
b.	Concrete & Built-Up Roof

G.	Bottom Ask Handling

1.	Concrete
a.	Equipment Foundations

H.	Turbine Generator

1.	Concrete
a.	Equipment Foundations

I.	Boiler

1.	Steel Structures
a.	Support Steel

EQUIPMENT AND SYSTEM COMPONENTS

A.	Unit Structure

1.	Masonry Blockwork
2.	HVAC
3.	Roof Drains
4.	Passenger Elevator
5.	Conduit &Cable Tray
6.	Lighting
7.	6900 Volt Equipment
8.	480 Volt Equipment
9.	208/110 Volt Equipment
10.	Control & Logic Room
11.	Batteries & Chargers

12.	Uninterruptible Power Supply
13.	Station Fuel Oil Piping
14.	Ignition Oil Piping
15.	Main Steam Piping
16.	Hot & Cold Reheat Piping
17.	Condensate Piping
18.	Gland Seal Piping
19.	Attemperator Piping
20.	Boiler Feed Suction Piping
21.	Extraction Steam Piping
22.	Auxiliary Cooling Piping
23.	Closed Cooling Piping
24.	Compressor and Instrument Air Piping
25.	House Air Piping
26.	Condensate Makeup Piping
27.	Fire Protection
28.	Turbine Room Gantry and House Cranes
29.	Coal Silos

B.	Draft Equipment

1.	Inducted Draft Fans
2.	Forced Draft Fans
3.	Primary Air Fans
4.	Air & Gas Ducts
5.	Air Heater

C.	Boiler Feed and Service Water Equipment

1.	Motor Driven Feed Pumps
2.	Turbine Driven Feed Pumps
3.	Feedwater Heaters
4.	Cooling Pumps

D.	Coal Mills

1.	Coal Mills
2.	Feeders

E.	Electrostatic Precipitator

1.	Precipitator
a.	Elements
b.	Hoppers
c.	Vibrations
2.	HVAC
3.	Fire Protection Equipment
4.	Insulation
5.	480 Volt Equipment

6.	208/110 Volt Equipment
7.	Conduit & Cable Tray
8.	Lighting
9.	Communications
10.	Control Building
11.	Piping Systems

F. Sulphur Dioxide Removal System

1.	Inlet & Outlet Ducts
2.	Absorber
3.	Demister Wash Equipment
4.	Seal Water Tank
5.	Control Building
6.	Electrical Building
7.	Horizontal Pumps
8.	Seal Air Fans
9.	Air Compressors
10.	Heat Exchangers
11.	Cranes & Hoists
12.	Piping Systems
13.	6900 Volt Equipment
14.	480 Volt Equipment
15.	208/110 Volt Equipment
16.	Lighting
17.	Communications
18.	Multiplex System

G.	Bottom Ash Handling

1.	Hoppers
2.	Ash Sluicing Equipment
3.	Piping System
4.	Bottom Ash Equipment

H.	Turbine Generator

1.	Turbine Generator
2.	Piping Systems
3.	Seal Oil Unit
4.	Hydrogen Coolers
S.	Turbine Oil System
6.	Electro Hydraulic Control
7.	Multiplex System
8.	Isolated Phase Bus

I.	Boiler

1.	Boiler

2.	Economizer
3.	Superheat/Reheat Panels
4.	Water Walls
S.	Heater Drains & Vents
6.	Sootblowers
7.	Burners

APPENDIX C

LICENSE AGREEMENT

THIS AGREEMENT made and entered into as of this 28th day of February, 1991, by and between LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, having its principal offices at 220 West Main Street, P.O. Box 32010, Louisville, Kentucky 40232, (“Louisville or Licensor”) and ILLINOIS MUNICIPAL ELECTRIC AGENCY, an Illinois municipal corporation, having its principal offices at 919 South Spring Street, Springfield, Illinois 62704 (“IMEA or Licensee”).

W I T N E S S E T H:

WHEREAS Louisville is the owner of the Trimble County Plant which includes Trimble County Unit 1, the Trimble County General Plant Facilities, and the Trimble County Site:

WHEREAS pursuant to the Participation Agreement dated September 24, 1990, as amended by the Amendment to Participation Agreement dated January 22, 1991 (“Participation Agreement”) by and between Louisville and IMEA, the terms of which are incorporated by reference herein, Louisville has sold to IMEA, and IMEA has purchased from Louisville a 12.12% undivided ownership interest in Trimble County Unit 1 as tenants in common.

WHEREAS IMEA desires to obtain a nonexclusive license to use the Trimble County General Plant Facilities on the Trimble County Site in a manner consistent with IMEA’s ownership interest and so long as it may hold its interest in Trimble County Unit 1.

NOW THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties agree as follows:

1.                                       DEFINITIONS:

The terms Trimble County Unit 1, Trimble County General Plant Facilities, Trimble County Site, and Trimble County Plant as used herein shall be defined as set forth in the Participation Agreement.

2.                                       GRANT:

Upon the terms, payments and conditions set forth in the Participation Agreement, incorporated herein by reference, Louisville hereby grants to IMEA a nonexclusive license to use the Trimble General Plant Facilities, as set forth in the attached list, to the extent necessary for efficient and full use by IMEA of its proportional ownership interest in Trimble County Unit 1.  Louisville shall retain full ownership of the Trimble County General Plant Facilities.

3.                                       USE:

a)                                      IMEA covenants that its use of the Trimble County General Plant Facilities pursuant to the license granted herein will be consistent with the Participation Agreement and otherwise in full compliance with all applicable laws, ordinances, statutes, codes, easements and restrictions.

b)                                     IMEA acknowledges that this nonexclusive license shall in no way restrict or prohibit Louisville from constructing additional units or facilities or expanding present units or facilities in a manner consistent with the Participation Agreement.

4.                                       DURATION AND TERMINATION:

Unless otherwise terminated by mutual agreement of the parties, this Agreement and the license granted herein shall continue in full force and effect until the expiration or termination of the Participation Agreement.

5.                                       NOTICES:

All notices, requests and demands and other communications given or made in connection with this Agreement, shall be given or made pursuant to and, in accordance with, the Participation Agreement.

6.                                       CONSTRUCTION AND ASSIGNMENT:

a)                                      This Agreement shall be binding on and inure to the benefit of the Licensor, its legal representatives, successors, heirs and assigns.

b)                                     This Agreement shall be binding on and inure to the benefit of the Licensee, but shall not be transferable or assignable by the Licensee except as permitted by and consistent with the Participation Agreement.

c)                                      This Agreement shall be deemed to be a contract made under the laws of the Commonwealth of Kentucky, and shall be construed and interpreted according to the laws of said state.

7.                                       MODIFICATION:

This Agreement and the Participation Agreement embody all the understandings and obligations between the parties with respect to the subject matter hereof.  No amendment or modification of this Agreement shall be valid or binding upon the parties unless made in writing and signed on behalf of each of the parties by their respective proper officers, duly authorized.

IN WITNESS WHEREOF, the parties caused this Agreement to be executed as of the date first written above.

LOUISVILLE GAS AND ELECTRIC COMPANY

Attest:		By:
Frederick Wright, Senior Vice President- Operations

ILLINOIS MUNICIPAL ELECTRIC AGENCY

Attest:		By:
	Secretary	Martin F. Johnson, President

COMMONWEALTH OF KENTUCKY	)
(SS
COUNTY OF JEFFERSON	)

The foregoing instrument was acknowledged before me this       day of February, 1991, by Frederick Wright, as Senior Vice President-Operations of LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, on behalf of the corporation.

My Commission expires:

Notary Public, State at Large,
Kentucky

STATE OF ILLINOIS	)
(SS
COUNTY OF COOK	)

The foregoing instrument was acknowledged before me this      day of February, 1991, by Martin F. Johnson, as President of ILLINOIS MUNICIPAL ELECTRIC AGENCY, an Illinois municipal corporation, on behalf of the corporation.

My Commission expires:

Notary Public, State of Illinois
(AFFIX SEAL)
THIS INSTRUMENT PREPARED BY:

C. Kent Hatfield
John M. Franck II
MIDDLETON & REUTLINGER
2500 Brown & Williamson Tower
Louisville, Kentucky 40202
Telephone (502) 584-1135

List of Trimble County General Plant Facilities

STRUCTURES

A.	Service Building
1.	Concrete
	a.	Foundations
	b.	Base Slab
	c.	Elevated Floors
	d.	Unloading Ramps

2.	Steel Structures
	a.	Columns & Girders

3.	Enclosures
	a.	Insulated Metal Siding
	b.	Glass Curtain Wall
	c.	Concrete & Built-Up Roof

B.	As Fired Sample House
1.	Concrete
	a.	Foundations
	b.	Base Slab
	c.	Elevated Floors
2.	Steel Structures
	a.	Columns & Girders
	b.	Stairways
	c.	Grating
3.	Enclosures
	a.	Insulated Metal Siding
	b.	Concrete & Built-Up Roofing

C.	Screenwell
1.	Piles
	a.	Sheet Piles
	b.	H-Piles

2.	Concrete
	a.	Walls
	b.	Elevated Floors

3.	Steel Structures
	a.	Columns & Girders
	b.	Miscellaneous Platforms

4.	Enclosures
	a.	Insulate Metal Siding
	b.	Concrete & Built-Up Roof

D.	Stack
1.	Concrete

	a.	Foundations
	b.	Base Slab
	c.	Concrete Shell & Liner

E.	Coal Handling
Barge Unloader
1.	Piles
	a.	Sheet Piles
	b.	H-Piles

2.	Steel Structures
	a.	Columns & Girders
	b.	Stairways

Transfer House

1.	Concrete
	a.	Foundations
	b.	Base Slab

2.	Steel Structures
	a.	Columns & Girders

3.	Enclosures
	a.	Uninsulated Metal Siding
	b.	Concrete & Built-Up

As Delivered Sample House

1.	Concrete
	a.	Foundations
	b.	Base Slab
	c.	Elevated Floors
	d.	Equipment Foundations

2.	Steel Structures
	a.	Columns & Girders

3.	Enclosures
	a.	Uninsulated Metal Siding
	b.	Concrete & Built-Up Roofing

Coal Dock Electrical Service Building

1.	Concrete
	a.	Foundations
	b.	Base Slab

2.	Steel Structures

	a.	Pre-Engineered Building

Radial Stacker

1.	Concrete
	a.	Base Slab - Rail

Reclaim Hopper & Tunnel

1.	Concrete
	a.	Foundations
	b.	Base Slab
	c.	Walls
	d.	Elevated Slab
	e.	Access Stairway

Crusher House
1.	Concrete
	a.	Foundations
	b.	Base Slab
	c.	Elevated Floors
	d.	Equipment Foundations

2.	Steel Structures
	a.	Columns & Girders
	b.	Stairways

3.	Enclosures
	a.	Uninsulated Metal Siding

Crusher House Electrical Building

1.	Concrete
	a.	Foundations
	b.	Base Slab

2.	Steel Structures
	a.	Pre-Engineered Building

Coal Maintenance Building
1.	Concrete
	a.	Foundations
	b.	Base Slab

2.	Steel Structures
	a.	Pre-Engineered Building

Conveyors A, B, C, D, E, & S
1.	Piles
	a.	Bearing Piles

2.	Concrete
	a.	Foundations

3.	Steel Structures
	a.	Steel Trusses.
	b.	Conveyor Bents
	c.	Stairways

4.	Enclosures
	a.	Conveyor Uninsulated Metal Siding

Conveyors Fl, F2, G1, and G2
1. Concrete
	a.	Foundations

2.	Steel Structures
	a.	Steel Trusses
	b.	Conveyor Bents
	c.	Stairways
	d.	Gallery Steel Enclosures

3.	Enclosures
	a.	Gallery Uninsulated Metal Siding

F.	Reactant Handling
Barge Unloader
1.	Piles
	a.	Sheet Piles
	b.	H-Piles

2.	Steel Structures
	a.	Column & Girders
	b.	Stairways

3.	Enclosures
	a.	Uninsulated Metal Siding

Transfer House
1.	Concrete
	a.	Foundations
	b.	Base Slab
	c.	Elevated Floors

2.	Steel Structures
	a.	Column & Girders

3.	Enclosures
	a.	Insulated Metal Siding

Live Action Pile Enclosure
1.	Concrete
	a.	Foundations
	b.	Base Slab - Rail

2.	Steel Structures
	a.	A-Frame Structural Steel

3.	Enclosures
	a.	Uninsulated Metal Siding

Dead Storage Pile
1.	Concrete
	a.	Foundations
	b.	Base Slab
	c.	Walls
	d.	Elevated Slab
	e.	Access Stairway

Conveyors A, B, and C
1.	Concrete
	a.	Foundations

2.	Steel Structures
	a.	Steel Trusses
	b.	Conveyor Bents
	c.	Stairways
	d.	Gallery Steel Enclosure

	3.	Enclosures
		a.	Gallery Uninsulated Metal Siding

F.	Reactant Handling

Barge Unloader

	1.	Piles
		a.	Sheet Piles
		b.	H-Piles

	2.	Steel Structures
	a.	Columns & Girders
	b.	Stairways

3.	Enclosures
	a.	Uninsulated Metal Siding

Transfer House

1.	Concrete
	a.	Foundations
	b.	Base Slab
	c.	Elevated Floors

	2.	Steel Structures
	a.	Columns & Girders

3.	Enclosures
	a.	Insulated Metal Siding

Live Action Pile Enclosure

1.	Concrete
	a.	Foundations
	b.	Base Slab – Rail

2.	Steel Structures
	a.	A-Frame Structural Steel

3.	Enclosures
	a.	Uninsulated Metal Siding

Dead Storage Pile

1.	Concrete
	a.	Foundations
	b.	Base Slabs
	c.	Walls
	d.	Elevated Slab
	e.	Access Stairway

Conveyors A, B, and C

1.	Concrete
	a.	Foundations

2.	Steel Structures
	a.	Steel Trusses
	b.	Conveyor Bents
	c.	Stairways

Reactant Prep. Building

1.	Concrete
	a.	Foundations
	b.	Base Slab
	c.	Elevated Floors

	d.	Equipment Foundations

2.	Steel Structures
	a.	Columns & Girders
	b.	Stairways

3.	Enclosures
	a.	Insulated Metal Siding
	b.	Concrete & Built-Up Roofing

Reactant Live Storage Tanks
1.	Concrete
	a.	Foundations

2.	Steel Structures
	a.	Carbon Steel Tanks

G.	Water Treatment Building
1.	Concrete
	a.	Foundations
	b.	Base Slab
	c.	Walls
	e.	Equipment Foundations

2.	Steel Structures
	a.	Columns & Girders
	b.	Stairways
	c.	Equipment Platforms

3.	Enclosures
	a.	Insulated Metal Siding

H.	Cooling Tower
1.	Concrete
	a.	Foundations
	b.	Base Slab
	c.	Poured Hyperbolic Natural Draft Tows

I.	Station Auxiliary
1.	Concrete
	a.	Equipment Foundations

EQUIPMENT AND SYSTEM COMPONENTS
A.		Service Building
1.		Masonry Blockwork
2.		Fire Protection Equipment
3.		Restrooms, Lockers, and Showers
4.		HVAC
5.		Roof Drains and Plumbing

6.	Lighting
7.	Communications
8.	Office, Lab, and Kitchen Equipment
9.	Maintenance Shop Equipment
10.	Material Storage Bins and Shelves
11.	Freight Elevator
12.	Passenger Elevator
B.	As Fired Sample House
1.	HVAC
2.	Building Drains
3.	Fire Protection
4.	Lighting
5.	Communications
6.	Coal Silos
7.	Piping Systems
C.	Screenwell
1.	Masonry Blockwork
2.	Multiplex System
3.	HVAC
4.	Horizontal Pumps
5.	Vertical Pumps
6.	Traveling Water Screens
7.	Stop Log Gates and Screens
8.	Bridge Crane
9.	Strainers
10.	480 Volt Equipment
11.	208/110 Volt Equipment
12.	Conduit and Cable Tray
13.	Lighting
14.	Communications
15.	Multiplex System
16.	Roof Drains and Plumbing
D.	Stack
1.	Communications
E.	Coal Handling
1.	Coal Barge Unloader
2.	Conduit and Cable Tray
3.	Lighting
4.	Communications
Transfer House
1.	Barge Unloader Bin
2.	Feeders and Chutes
3.	Dust Collection/Suppression Equipment
4.	Sprinkler System
5.	Monorail and Trolley Hoist
6.	Conduit and Cable Tray
7.	Lighting

8.	Communications

As Delivered Sample House

1.	Feeders and Chutes
2.	Dust Collection/Suppression Equipment
3.	As Delivered Sampling System
4.	Sprinkler System
5.	Control Room . Static Wall Siding
6.	Fire Protection System
7.	Conduit and Cable Tray
8.	Lighting
9.	Communications

Coal Dock Electrical Service Building

1.	Masonry Blockwork
2.	Suspended Ceiling
3.	Static Wall Siding
4.	HVAC
5.	Fire Protection System
6.	Domestic Piping
7.	Conduit and Cable Tray
8.	Lighting
9.	Communications
10.	4160 Volt Equipment
11.	480 Volt Equipment
12.	208/110 Volt Equipment
13.	Multiplex System

Radial Stacker

1.	Radial Stacker
2.	HVAC Equipment
3.	Unit Substation
4.	Motor Control Centers

Reclaim Hopper and Tunnel

1.	Hopper
2.	Feeders and Chutes
3.	Vertical Pumps
4.	Conduit and Cable Tray
5.	Lighting

Crusher House

1.	Feeders and Chutes
2.	Crusher Bin
3.	Dust Collection/Suppression Equipment

4.	Magnetic Separators and Scales
5.	Crusher
6.	Conduit and Cable Tray
7.	Lighting
8.	Communications
9.	Piping Systems

Crusher House Electrical Building

1.	Masonry Walls
2.	Static Wall Siding
3.	Fire Protection Equipment
4.	Domestic Water
5.	Conduit and Cable Tray

6.	Lighting
7.	Communications
8.	Piping Systems
9.	4160 Volt Equipment
10.	480 Volt Equipment
11.	208/110 Volt Equipment
12.	Multiplex System

Coal Maintenance Building

1.	Masonry Blockwork
2.	Suspended Ceiling
3.	Dry Wall Partitions
4.	HVAC
5.	Sprinkler System
6.	Hoist and Lifts

F.	Reactant Handling

Barge Unloader

1.	Limestone Barge Unloader
2.	Conduit and Cable Tray
3.	Lighting
4.	Communications

Transfer House

1.	Feeders
2.	Hoppers
3.	Piping Systems
4.	Conduit and Cable Tray
S.	Lighting

Live Active Pile Enclosure

1.	Reclaimer
2.	Conduit and Cable Tray
3.	Lighting-

Dead Storage Pile

1.	Hopper ~
2.	Chutes and Feeders
3.	Sump Pumps
4.	Conduit and Cable Tray
5.	Lighting

Reactant Prep. Building

1.	Masonry Blockwork
2.	HVAC Equipment
3.	Fire Protection Equipment
4.	Piping Systems
5.	Limestone Crushers and Hoppers
6.	Compressors
7.	Lube Oil Systems
8.	Feeders and Chutes
9.	Bridge Crane
10.	4160 Volt Equipment
11.	480 Volt Equipment
12.	208/110 Volt Equipment
13.	Conduit and Cable Tray
14.	Lighting
15.	Communications
16.	Multiplex System

Reactant Live Storage Tanks

1.	Tank Agitators

APPENDIX D

KNOWN DEFECTS AT EXECUTION DATE

The attached list of known detects for Trimble county Unit 3 and the Trimble County General Plant Facilities as they pertain to Trimble County Unit 2. includes items for which construction is not complete as well as items where a deficiency is noted, and to the best of Louisville’ s knowledge information, and belief the attached list is current as of the month in which the Participation Agreement is executed.  Louisville will furnish IMEA such periodic lists of uncompleted items or defects as generated by the Company until Closing.

LOUISVILLE GAS AND ELECTRIC COMPANY

By:

Title:

LOUISVILLE GAS & ELECTRIC COMPANY

TRIMBLE CO. GENERATING STATION

STEVE EMERY

SEPTEMBER , 1990

OFM	01170022	LTG BLR RM OPER FLR
OFM	01170023	LTG BLR RM OPER FLR
OFM	01170033	INSTALL LTG BLR RM ABOVE~ 530’
OFM	01170034	INSTALLLTG BLR RH ABOVE 530’
OFM	01170036	EMEG LTG TR,GND,MZ & OPER FLRS
OFM	01170046	INSTL MN FEED & ENGZ LTG TUR P14 GND FLR
OFM	01170048	INSTL MAIN FEED & ENGZ PANEL 1BMLEB2
OFM	01170050	INSTL MAIN FEED & ENGZ PANEL IEPLEBI
OFM	01170052	INSTL MAIN FEED & ENGZ PANEL IBMLA2
OFM	01170054	INSTL PERM FIXTURES 545’-589
OEM	01170055	INSTALL PERM FIXTURES 545’-589
OFM	01170056	INSTL LTG IN BOILER WTR SAMPLE AREA
OFM	01180034	RUN PHONE WIRING
OFM	01180035	RUN PHONE WIRING PERMANENT POWER FOR PA
OFM	01180039	PERMANENT POWER FOR PA
OFM	01180040	PERMANENT POWER FOR PA
OFM	02010901	FINAL PUNCHLI5T-~SERVICE BLDG
OFM	02020219	SB SHOP HOISTS
OFM	02080012	CONDUIT/PWR WRG-SB DOCKLIFT, LEVELATOR
OFM	02080023	CONDUIT/PWR WIRING & LIGHTING DOCK AREA
OFM	01040316	HDR REM J—L, 11-15 ELEV 576+589
OFM	01040337	REMAINING TOE PLATE
OFM	01040339	REWORK STAIR STRINGERS
OEM	01050040	GRATING FINISH CONVEYOR ROOM
OFM	01060730	TURB RN GRT FIN TO 530’
OFM	01080616	CONTROL WRG FOR MOTOR OP LV BR 505’
OFM	0108061’8	POWER & CONTROL CARD READERS
OFM	01080619	POWER & CONTROL CARD READERS
OFM	01090037	MULTIPLEX ROOMS (9) CONDENSATE
OFM	01150003	PERM AC FROM MCC TO SPLICE BOX TE~
OFM	01150004	ELEVATOR PENTHOUSE EXHAUST FAN
OFM	01150005	SHIELD FOR LOUVER AT ELEV MACHINE RM
OFM	01170013	LTG MN TRANSF AREA
OFM.	01170016.	LTG BLR P14 GRD FLR
OFM	01170017	LTG ELR RM GRD FLR
OFM	01170018	LTG CONV RM MEZZ; EL 545 & 546
OFM	01170019	LTG CONV RM MEZZ; EL 545 & 546
OFM	01170020	LTG BLR RM1 MEZZ
OFM	01170021	LTG BLR RM MEZZ

SITE IMPROVEMENTS

1.	General Site Crating and Drainage
2.	Helicopter Pad
3.	Monitoring Wells
4.	Roadways
5.	Guard Facilities
6.	Underground Electrical Ducts
7.	Sanitary Sewer Lines
8.	Shoreline Protection
9.	Fire Protection Lines
10.	Potable Water Lines
11.	Cathodic Protection

G.	Water Treatment Building

1.	Masonry Blockwork
2.	Static Wall Siding
3.	HVAC
4.	Fire Protection Equipment
5.	Monorail
6.	Piping Systems
7.	Sanitary Waste Treatment Equipment
8.	Water Treatment Equipment
9.	Condensate Storage Tank
10.	Conduit and Cable Tray
11.	4160 Volt Equipment
12.	480 Volt Equipment
13.	208/110 Volt Equipment
14.	Lighting
15.	Communications
16.	Multiplex System
17.	Motor Driven Fire Pump
18.	Chemical injection Equipment
19.	Demineralizer Water System

H.	Cooling Tower

1.	Cooling Tower Pumps
2.	Circulating Water Lines
3.	Condenser
4.	480 Volt Equipment
5.	Lighting
6.	Communications

I.	Station Auxiliary

1.	138 Volt Equipment
2.	6900 Volt Equipment

2

3.	480 Volt-Equipment
4.	208/110 Volt Equipment
5.	Sprinkler System

OTHER EQUIPMENT, SYSTEMS, AND STRUCTURES

1.	Fuel Oil Tanks, Piping, Pump House, and Electrical Building
2.	Ash Pond, Pipe Rack, and Pipe
3.	Emergency Ash Pond

3

OFM	02080024	CONTROL WIRING DOCK AREA
OFM	02110010	PWR & CONDT-FIRE DETECTION SYSTEM-S. B.
OFM	02110011	INSTL FIRE DETECTION SYSTEM SERV BLDG
OFM	02110020	SECURITY MONITORING SYSTEM SERV BLDG
OFM	02110021	SECURITY MONITORING SYSTEM SERV BLDG
OFM	02110022	RPR 0/HEAD SPRINK HDS PPD CONY RM&0FF
OFM	02130051	PROVIDE LTG & PWR PPD WAREHOUSE OFF.
OFM	02130052	RELOCATE LIGHTS IN PPD WAREHOUSE
OFM	02140019	INSTL/WIRE AC/DC DISTRIBUTION
OFM	02140020	INSTL/WIRE AC/DC DISTRIBUTION
OFM	02160017	WATER SUPPLY FOR S.B. ROOF CHILLERS
OFM	02160901	CHECK -OUT EXHAUSTERS
OFM	02160902	CHECK-OUT EXHAUSTERS
OFM	02190001	SET PNLS & TR MECH MAINT SHOP EQUIP
OFM	02190002	CDL TRAY/COND MECH MAINT SHOP EQUIP
OFM	190003	POWER WIRING MAINT SHOP EQUIP
JLP	03120003	INSTALL SCREENHOUSE CABLE TRAY COVERS
CRP	06060088	COMPLETE SECURITY MONITORING
CRP	06090026	INSTL PIPE&WIRE SEW TREAT PUMP TO BAP
CRP	06090027	INSTL PIPE&WIRE S-W TREAT PUMP TO BAP
FJW	07010056	PIPE RACK FROM SWTB TO ASH POND
FJW	07010060	GROUND PIPE RACK STEEL
FJW	07010062	INSULATION-PIPE AT ASH POND
FJW	07010067	MOUNT FIELD MTD . INSTRUMENTS
FJW	07010074	PIPE RACK-STEEL-SDRS TO UNIT
FJW	07010075	PIPE RACK-’INSULATION-SDRS TO UNIT
FJW	07010077	INST TRS ,PNLS ,COND, WRG, & HT TRAC P RACK
FJW	07010900	OPERATIONAL CHECK-OUT ABOVE GND PPG
FJW	07010901	FINAL PUNCH LIST ABOVE GROUND PIPING
FJW	07010902	CHECK-OUT HEAT TRACE
FJW	07010905	CHECK-OUT FIELD MOUNTED INSTRUMENTS
FJW	07010903	OPERATIONAL CHECK-OUT ABOVE GND PPG
FJW	07010904	FINAL PUNCHLIST ABOVE GROUND PIPING
FJW	07010906	CHECK-OUT VERTICAL ASH WATER PUMPS
FJW	07010907	CHECK-OUT VERTICAL ASH WATER PUMPS
FJW	07010908	CHECK-OUT VERTICAL ASH WATER PUMPS
FJW	07010909	CHECK-OUT VERTICAL ASH WATER PUMPS
FJW	07030024	INSTALL & WIRE RECEPTACLES
FJW	07030040	SERV BLDG & YARD LTG
FJW	07030041	SERV BLDG & YARD LTG
FJW	07030900	OPERATIONAL CHECK-OUT ABOVE GND PPG

CRP	08150010	CHECK & BOND UNDGND PIPE 1990
CRP	08150901	FINAL PUNCHLIST-UNDERGROUND PIPING
WBH	10030034	INSTALL DRUM INSTRUMENTATION
WBH	10030900	OPERATIONAL CHECK-OUT BOILER
WBH	10030901	CHECK-OUT DRUM INSTRUMENTS
WBH	10030902	FINAL PUNCHLIST BOILER
WBH	10040900	CHECK-OUT ECONOMIZER INSTRUMENT
WBH	10060900	CHECK-OUT HEADER INSTRUMENT
WBH	10070864	REWORK BLR WTR WALL ROOF TUBE
WBH	10070865	REWORK BLR WTR WALL ROOF TUBE
WBH	10070900	CHECK-OUT FURNACE INSTRUMENT
WBH	10080900	CHECK-OUT DRAIN & VENT INSTRUMENT
WBH	10090900	CHECK-OUT SOOTBLOWERS & PROBES
WBH	10090901	CHECK-OUT SOOTBLOWERS & PROBES
WBH	10120202	BOILER PENTHOUSE WALLS
WBH	10120203	BOILER PENTHOUSE WALLS
WBH	10120204	INSULATE BOILER DRUM ENDS
WBH	10120208	LAGGING ON FURN REAR WALL
WBH	10120209	LAGGING ON FURN REAR WALL
WBH	10120210	LAGGING ON FURN SOUTH WALL
WBH	10120211	LAGGING ON FURN SOUTH WALL
WBH	10120212	LAGGING ON FURN NORTH WALL
WBH	10120213	LAGGING ON FURN NORTH WALL
WBH	10120214	LAGGING ON FURNACE FRONT WALL
WBH	1012015	LAGGING ON FURNACE FRONT WALL
WBH	10120216	ECONOMIZER WALL INSULATION
WBH	10120217	ECONOMIZER HOPPER INSULATION
WBH	10120218	ECONOMIZER LAGGING
WBH	10120219	ECONOMIZER LAGGING
WBH	10120220	INSULATE EXTENDED SIDE WALLS
WBH	10120221	LAGGING ON EXT SIDE WALL
WBH	10120222	LAGGING ON EXT SIDE WALL
WBH	10120223	INSULATE NORTH RETR STBLW PIPE
WBH	10120224	INSULATE SOUTH RETR STBLW PIPE
WBH	10120225	INSULATE WALLBLOWER PIPE
WBH	10120226	INSUL STBLOW REDUCING STATION
WBH	10120227	INSULATE REHEAT BYPASS TUBES
WBH	10120228	INSULATE ECON RECIRC LINE
WBH	10120229	INSULATE DRAIN PIPES
WBH	10120232	LAGGING ON BOILER LOWER DRUMS
WBH	10130010	INSTL BLR THERMA COUPLES & MISC INSTR
WBH	11030902	FINAL PUNCHLIST DRAFT EQUIP
WBH	11050902	FINAL PUNCHLIST DRAFT EQUIP
WBH	11030903	FINAL PUNCHLIST DRAFT EQUIP
WBH	11050903	FINAL PUNCHLIST DRAFT EQUIP
WBH	11010019	INSULATION ‘B’ IB ID FAN
WBH	11010045	INSULATION ‘A’ 1A ID FAN

2

WBH	11010900	OPERATIONAL CHECK-OUT DRAFT EQUIPMENT
WBH	11010901	OPERATIONAL CHECK-OUT DRAFT EQUIPMENT
WBH	11030900	OPERATIONAL CHECK-OUT DRAFT EQUIPMENT
WBH	11030901	OPERATIONAL CHECK-OUT DRAFT EQUIPMENT
WBH	11050904	C/OUT PAH DUCT, CONT DRIVERS & INSTR.
WBH	11050904	C/OUT ACM DUCT, CONT DRIVERS & INSTR.
WBH	11050906	C/OUT AAH DUCT CONT. DRIVERS & INSTR.
WBH	11060900	CHECK-OUT A&B SIDE GAS DUCT
WGH	11070018	INSULATE AIR PREHEATER
ALZ	15005902	OPERATIONAL C/OUT BLR FD & SER WTR EQP
ALZ	15005903	OPERATIONAL C/OUT BLR FD & SER WTR EQP
ALZ	15005904	OPERATIONAL C/OUT BLR FD & SER WTR EQP
ALZ	15005905	OPERATIONAL C/OUT BLR FD & SER WTR EQP
ALZ	15005906	FINAL PUNCHLIST-BLR FD & SER WTR EQUIP
ALZ	15005907	FINAL PUNCHLIST-BLR FD & SER WTR EQUIP
ALZ	15005908	FINAL PUNCHLIST-BLR FD & SER WTR EQUIP
ALZ	15005909	FINAL PUCHLIST-BLR FD & SER WTR EQUIP
ALZ	15010014	INSULATE PUMP
ALZ	15020003	FACTORY APPROVAL 1A TDBFP
ALZ	15020005	I & C TDBFP (A-SIDE)
ALZ	15020014	HYDRO TEST DUCT 1A TDBFP
ALZ	15020015	INSULATE DUCT
ALZ	15020023	FINAL PUMP MECH
ALZ	15020024	FINAL TURBINE MECHANICAL 1A TDBFP
ALZ	15020026	INSULATE 1A TDBFP
ALZ	15020043	FACTORY APPROVAL 1B TDBFP
ALZ	15020045	I & C TDBFP (B-SIDE) 1B TDBFP
ALZ	15020054	HYDRO TEST DUCT 1B TDBFP
ALZ	15020055	INSULATE DUCT 1B TDBFP
ALZ	15020063	FINAL PUMP MECHANICAL 1B TDBFP
ALZ	15020064	FINAL TURB MECHANICAL 1B TDBFP
ALZ	15020066	INSULATE 1B TDBFP
ALZ	15020900	CHECK-OUT 1A TDBFP
ALZ	15020901	CHECK-OUT 1B TDBFP
ALZ	15030023	INSULATE HTR A & B
ALZ	15050900	CHECK OUT CHEMICAL INJECTION EQUIPMENT
ALZ	15050901	CHECK OUT CHEMICAL INJECTION EQUIPMENT
FJW	18010004	PROJECT INSUL VENTS&DRAINS (NO JACKET)
FJW	18010008	INSULATE BLR FILL & DRAINS AFTER HYDRO
FJW	18010009	INSUL JACKET-VENTS & DRAINS
FJW	18060060	INSULATE MS-3,4,9 TR (NO JACKET)
FJW	18060062	INSULATE MS – 1,2 BR 14.5-12 (NO JACKET)
FJW	18060063	INSULATION MS-6/9 (NO JACKET)
FJW	18060065	INSUL JACKET –MS-3,4,9 TR
FJW	18060070	SET AND LOAD HANGERS MS
FJW	18060071	INSUL JACKET-MS BR&CR 17-14.5
FJW	18060072	INSUL JACKET-MS-1,2 BR-14.5-12

3

FJW	18060075	INSUL JACKET-MIS 6,9
FJW	18060212	CONT WRG MN STMT C & MISC INST
FJW	18070061	INSULATE HR BR & CR 17-14.5
FJW	18070062	INSULATE HR BR 14.5-12
FJW	18070063	INSULATE CR BR&CR 17-14.5 (NO JACKET)
FJW	18070064	INSULATE CR BR 14.5-12 (NO JACKET)
FJW	18070066	INSULATE CR TURBINE RM (NO JACKET)
FJW	18070070	SET AND LOAD HGRS REHEAT
FJW	18070075	INSULATE CR 2.1 (NO JACKET)
FJW	18070093	RECALIBRATE HOT-REHEAT HANGERS
FJW	18070361	INSUL JACKET –HR BR& CR 17-14.5
FJW	18070362	INSUL JACKET-JR BR 14.5-12
FJW	18070363	INSUL JACKET-CR BR&CR 17-14.5
FJW	18070364	INSUL JACKET-CR BR 14.5-12
FJW	18070366	INSUL JACKET-CR TURBINE ROOM
FJW	18070375	INSUL JACKET-CR 2.1
FJW	18090007	H/F/W GS TDBFP’S
FJW	18090008	H/F/W GS TDBFP’S
FJW	18090010	REMOVE GS TEMP PIPE HOTWELL PUMP
FJW	18090011	REMOVE GS TEMP PIPE MDBFP
FJW	18090012	REMOVE GS TEMP PIPE TDBFP’S
FJW	18090013	REMOVE GS TEMP PIPE COND MAKE-UP PUMPS
FJW	18100006	INSULATE BFD-5 BR&CR (NO JACKET)
FJW	18100010	INSUL JACKET –BFD-5 BR & CR
FJW	18100054	INS FOR 25 BFD & RECIRC
FJW	18100207	INSULATE BFD ELEV 505-530 (NO JACKET)
FJW	18100216	INSULATE BFD ELEV. 475-505 (NO JACKET)
FJW	18100224	INSUL JACKET-BFD ELEV 505-530
FJW	18100234	INSULATE BFD ELEV. 530-550 (NO JACKET)
FJW	18100241	WET AND LOAD HANGERS
FJW	18100266	INSUL JACKET-BFD ELEV 475-505
FJW	18100280	INSUL JACKET-BFD ELEV 530-550
FJW	18110006	INSULATE AT – 4,5,6,7 (NO JACKET)
FJW	18110009	INSUL JACKET-AT 4,5,6,7
FJW	18110027	INSULATE AT–1,2,3 (NO JACKET)
FJW	18110031	INSUL JACKET – AT 1,2,3
FJW	18110035	CONTROL WRG INSTRUM & CV’S
FJW	18110046	SET AND LOAD HANGERS
FJW	18120023	INSTRUM BFS PPG
FJW	18120025	CONT WRG INSTRUM
FJW	18120062	INS 12” BFS-2 HDR TO TDBFP (NO JACKET)
FJW	18120063	INS 12” BFS-2 HDR TO MDBFP (NO JACKET)
FJW	18120070	SET AND LOAD HANGERS BFS
FJW	18120262	INSUL JACKET-12” BFS-2 HEADER TO TDBFP
FJW	18120263	INSUL JACKET-12” BFS-2 HEADER TO MDBFP
FJW	18130021	INS ES-10, 11, 12 DAHDR-DA&TDBFD (NO JKT)
FJW	18130028	INSTRUM EXT STM PIPING

4

FJW	18130036	INSUL ES-18, 19, 22, 23, 24 CRV’S (NO JKT)
FJW	18130221	INSUL JACKET-ES-10, 11, 12 DAHDR DA&TDBFP
FJW	18130236	INS JKT-ES-12 TO TDBFD
FJW	18130244	INSUL JACKET-ES-12 TO TDBFD
FJW	18140082	INSUL JACKET-HOV PERSONEL PROT
FJW	18140225	INSUL HOV PERSONEL PROTECTION (NO JKT)
FJW	18150002	INSULATE TDR (NO JACKET)
FJW	18150007	INSUL JACKET-TDR
FJW	18150021	CONTROL WRG FOR 17 MOV’S FOR TDR
FJW	18190017	CTL COND-TUBE 4CV’S BA HOP OVERFLW TNK
FJW	18190025	INS FOR TUBE 2 CV’S & 4 INSTRU@FLYASH
FJW	18190030	HFW HP WTR PIPING PUMP TO HYDROVEYORS
FJW	18190031	HFW HP WTR PIPING PUMP TO HYDROVEYORS
FJW	18280002	B.R. HOUSE AIR ABOVE 530
FJW	18280003	B.R. HOUSE AIR ABOVE 530
FJW	18280005	CTL COND FOR (12) INSTT-UNIT HSE AIR PPG
FJW	1832002	INSULATE CHEM INJECTION PPG (NO JKT)
FJW	18320004	INSUL JACKET-CHEM INJECT PPG
JLP	21030041	CONDUIT FOR PRECIP INSTRUMENT.
JLP	21030043	CONDUIT FOR ID FAN MONORAILS
JLP	21030044	POWER WRG FOR ID FAN MONORAILS
JLP	21030045	CONDUIT FOR HOPPER HEATERS
JLP	21030046	POWER WRG FOR HOPPER HEATERS
JLP	21030047	CONDUIT FOR ESP MONORAILS
JLP	21030048	POWER WRG FOR ESP MONORAIL
JLP	21030052	CTL WRG HOPPER LEVEL DETECTORS
JLP	21030053	CONDUIT FOR ESP BRIDGE CRANE
JLP	21030054	POWER WRG FOR ESP BRIDGE CRANE
JLP	21030059	CONTROL WRG FOR ID FAN MONORAILS
JLP	21030061	CONTROL WRG FOR ESP MONORAIL
JLP	21030066	CONTROL WRG FOR ESP BRIDGE CRANE
JLP	21030075	CONDUIT FOR HVAC
JLP	21030076	PWR WIRING FOR HVAC
JLP	21030078	INSTALL UPS PANELS & FEEDS IN PRECIP
JLP	21030080	CONDUIT TO PENTHOUSE VENT FANS
JLP	21030081	POWER WIRING TO PENTHOUSE VENT FANS
JLP	21030082	CONTROL WIRING TO PENTHOUSE VENT FANS
JLP	21030083	PENTHOUSE VENT FANS
JLP	21030084	INSTALL KEY INTERLOCK SYS/ESP
JLP	21030085	INSTALL KEY INTERLOCK SYS/ESP
JLP	21040002	INSULATE N-SIDE END WALLS
JLP	21040004	INSULATE S-SIDE END WALLS
JLP	21040008	N-SIDE INLET NOZZLE INSULATION
JLP	21040010	S-SIDE INLET NOZZLE INSULATION
JLP	21040018	INSULATE N-SIDE OUTLET NOZZLE
JLP	21040019	INSULATE S-SIDE OUTLET NOZZLE
JLP	21040020	INSULATE S-SIDE OUTLET NOZZLE

5

JLP	21040026	INL DUCK PREINSUL SIDING
JLP	21040028	INST LTG ELCT BLDG
JLP	21040029	INST LTG ELCT BLDG
JLP	21040222	OUTLET DUCT PREINSULATED SIDING
JLP	21060003	INST RCPTS ELECT BLDG
JLP	21060004	INST RCPTS HOPPER RM
JLP	21060005	SET TR & RCPT PNL (PNTHSE)
JLP	21060006	SET TR & RCPT PNL (PNTHSE)
JLP	21060008	INST RECPTS PNTHSE
JLP	21080002	INST LTG HOPPER RM
JLP	21080003	INST LTG HOPPER RM
JLP	21080005	INST LTG PNTHSE
JLP	21080006	INST LTG PNTHSE
JLP	21080008	INST OUTDOOR LTG
JLP	21080009	INST OUTDOOR LTG
JLP	21090001	INST COMM ELECT BLDG
JLP	21090002	INST COMM ELECT BLDG
JLP	21090003	INST COMM ELECT BLDG
JLP	21090004	INST COMM HOPPER RM
JLP	21090005	INST COMM HOPPER RM
JLP	21090006	INST COMM HOPPER RM
JLP	21090007	INST COMM PNTHSE
JLP	21090008	INST COMM PNTHSE
JLP	21090009	INST COMM PNTHSE
JLP	21100008	INST GND SYS PNTHSE
JLP	21130005	POWER WIRING – HVAC
ADR	21130900	CHECK-OUT CONTROL BLDG HVAC
ADR	22020023	PERM FEED TO STACK LIGHTS
ADR	22020024	INSTALL PERM FEED TO ELEV
ADR	22030006	FINAL SUPPORT SAMPLE TUBING
ADR	22030900	C/OUT INSTRUMENTATION/STACK MONITORING
ALZ	25020035	INST TR, PNL, CON, WRG&HEAT TRACE CONV RM
ALZ	25020036	INST TR, PNL, CON, WRG&HEAT TRACE CONV RM
ALZ	25020902	FINAL PUNCHLIST-PLANT COAL HANDLING
ALZ	25020903	FINAL PUNCHLIST-PLANT COAL HANDLING
ALZ	25030900	CHECK-OUT AS-FIRED SAMPLING EQUIPMENT
ALZ	25040901	FINAL PUNCHLIST-PLANT COAL HANDLING
ALZ	26010017	FINAL ADJ MILLS
ALZ	26010900	OPERATIONALC/OUT PULVERIZED FUEL EQUIP
ALZ	26010901	FINAL PUNCHLIST-PULVERIZED FUEL EQUIP
ALZ	26010902	FINAL PUNCHLIST-PULVERIZED FUEL EQUIP
ALZ	26010903	FINAL PUNCHLIST-PULVERIZED FUEL EQUIP
ALZ	26020900	CHECK-OUT COAL FEEDERS
ALZ	26020901	CHECK-OUT COAL FEEDERS
ALZ	26020902	CHECK-OUT COAL FEEDERS

6

ALZ	26030011	INSTALL AIR CONNECTIONS @ PIPE
ALZ	26030012	INSTALL AIR CONNECTIONS @ PIPE
JLP	30070001	EXTERIOR LTG
JLP	30110008	FUEL OIL UNLOADING PAD
DCW	31030221	INSTL BULKHEAD&DOORS C,D & S CONVEYOR
DCW	31030223	INSTL BULKHEAD&DOORS C,D & S CONVEYOR
DCW	31030285	INST TR,PNL,COND,WRG&HT TRC COAL UNLD
DCW	31030901	FINAL PUNCHLIST-KCOAL UNLOADING
DCW	31040216	INSTALL TOEPLATE-TRANSFER HSE
ALZ	32010900	CHECKOUT-STACKER/RECLAIMER
ALZ	32020012	FINAL CONST INSPECT VIBRATING FEEDERS
ALZ	32020013	FINAL CONST INSPECT VIBRATING FEEDERS
ALZ	32020014	FINAL CONST INSPECT VIBRATING FEEDERS
ALZ	32020900	OPERATIONAL CHECKOUT-COAL CONVEYING
ALZ	32020901	FINAL PUNCHLIST-COAL CONVEYING
ALZ	32030039	INSTL BULKHDS & DRS CRUSH HSE CONV E&R1
ALZ	32030040	INSTL BULKHDS & DRS CRUSH HSE CONV E&R1
ALZ	32030084	FLUSH&TEST UPPER E/F1/F2 & r1 FIRE PROT
ALZ	32030900	OPERATIONAL CHECKOUT-COAL CONVEYING
ALZ	32030901	FINAL PUNCHLIST-COAL CONVEYING
ALZ	32030902	CHECKOUT-R CONVEYOR
ALZ	32040900	OPERATIONAL CHECKOUT-COAL CONVEYING
ALZ	32040901	FINAL PUNCHLIST-COAL CONVEYING
ALZ	32050018	MAGNETIC SEPERATOR TRASH CHUTE
ALZ	32050019	MAGNETIC SEPERATOR TRASH CHUTE
ALZ	32050900	OPERATIONAL CHECKOUT-COAL CONVEYING
ALZ	32050901	FINAL PUNCHLIST-COAL CONVEYING
ALZ	32070009	INSTALL FLOOR LIFT
ALZ	32070032	POWER WIRING HVAC
ALZ	32070033	CONTROL WIRING HVAC
ALZ	32070033	CONTROL WIRING HVAC
ALZ	32070037	CONDUIT/WIRING TO PUMPS
ALZ	32070038	CONDUIT/WIRING TO PUMPS
ALZ	32070051	SET AIR COMP & INSTL PIPING
ALZ	32070052	SET AIR COMP & INSTL PIPING
ALZ	32070053	SET AIR COMP & INSTL PIPING
ALZ	32070054	INSTALL PA & TELEPHONE EQUIP.
ALZ	32070055	INSTALL PA & TELEPHONE EQUIP.
ALZ	32070057	PWR & CTL FOR AIR COMPRESSOR
ALZ	32070058	PWR & CTL FOR AIR COMPRESSOR
ALZ	32070059	ELECTRICAL FOR (2) FLOOR LIFTS
ALZ	32070060	ELECTRICAL FOR (2) FLOOR LIFTS
ALZ	32070900	OPERATIONAL CHECKOUT-COAL
ALZ	32070901	FINAL PUNCHLIST-COAL CONVEYING
DCW	35030050	DUST SUPPRESSION SYS (A CONV)
DCW	35030051	DUST SUPPRESSION SYS (A CONV)
DCW	35030052	DUST SUPPRESSION SYS (A CONV)

7

DCW	35030053	DUST SUPPRESSION SYS (A CONV)
DCW	35030267	INST TR,PNL,COND,WRG&HT TRC-LS CONV&RPB
DCW	35030907	CHECK-OUT DUST SUPPRESSION EQUIPMENT
DCW	35030908	CHECK-OUT DUST SUPPRESSION EQUIPMENT
DCW	35030909	CHECK-OUT DUST SUPPRESSION EQUIPMENT
DCW	35030910	OPER C/OUT REACTANT SUPPLY & BARG UNLD
DCW	35030911	FINAL PUNCHLIST-REACT SUPPLE& BARGE UNLD
DCW	35050020	LIGHTING FOR LIME TRANSFER HSE
DCW	35050023	CONDUIT/PWR WRG-HVAC
DCW	35050901	CHECK-OUT MATERIAL HANDLING EQUIPMENT
DCW	35050902	CHECK-OUT MATERIAL HANDLING EQUIPMENT
DCW	35050903	OPER C/OUT REACTANT SUPPLY & BARGE UNLD
DCW	35050904	FINAL PUNCHLIST-REACT SUPPL & BARGE UNLD
DCW	35060028	LAPE LIGHTING
DCW	35070010	FINAL CONSTR INSPECTION DEAD STOR HOP
DCW	35110003	WIRE & ENERG RCPT PNL
DCW	35110005	INST RECPT BRIDGE,A CONV,&TRANSFER HSE
DCW	35110007	INST RECPT B7C CONV,LAPE,RECLM
DCW	35130003	PULL MN CBLS & ENERG LTG PNL
DCW	35130005	INST LGT A-CONV,B CONV,C CONV&RECLM TUN
DCW	35130006	INST LGT A-CONV,B CONV,C CONV&RECLM TUN
DCW	35140002	INST COMM TRANS HSE & A CONV
DCW	35140003	INST COMM TRANS HSE & A CONV
DCW	35140004	INST COMM TRANS HSE & A CONV
DCW	35140005	INST COMM B CONV, C CONV, LAPE
DCW	35140006	INST COMM B CONV, C CONV, LAPE&RECLM TUNL
DCW	35150001	INST UNDERGROUND GRID
DCW	35180009	INSTALL LIMESTONE HANDLING
DCW	35180010	INSTALL LIMESTONE HANDLING
CRP	40010900	CHECK-OUT INSTRUMENT FOR INLET DUCTS
CRP	40010901	OPERATIONAL CHECK-OUT – SDRS
CRP	40010902	FINAL PUNCH LIST – SDRS
CRP	40010903	FINAL PUNCH LIST – SDRS
CRP	40020550	SDRS ROOF HANDRAIL
CRP	40020707	CONDUIT FOR COMPRESSOR BAY ROOF EXHAUST
CRP	40020708	PWR WIR FOR COMPRESSOR BAY ROOF EXHAUST
CRP	40020709	CTL WIR FOR COMPRESSOR BAY ROOF EXHAUST
CRP	40020716	CONDUIT FOR SDRS ROLL UP DOORS
CRP	40020717	POWER WIRING FOR ROLL UP DOORS
CRP	40020718	CONTROL WRG FOR ROLL UP DOORS
CRP	40020719	CONDUIT FOR HVAC HEATER & EXH
CRP	40020720	PWR WRG FOR HVAC HEATER & EXH
CRP	40020721	CONTROL WRG-HVAC HEATER & EXH

8

CRP	40020722	INSTALL LTG IN SDRS STRUCTURE
CRP	40020850	SDRS HVAC, HEATER & EXHAUSTER
CRP	40020851	SDRS HVAC, HEATER & EXHAUSTER
CRP	40020852	SDRS HVAC, HEATER & EXHAUSTER
CRP	40020901	CHECK-OUT REACTANT NK SCREEN
CRP	40020902	OPERATIONAL CHECK-OUT – SDRS
CRP	40020903	FINAL PUNCH LIST – SDRS
CRP	40020904	FINAL PUNCH LIST – SDRS
CRP	40040900	CHECK-OUT REACTANT NK INSTRUM.
CRP	40040901	OPERATIONAL CHECK-OUT – SDRS
CRP	40040902	FINAL PUNCH LIST – SDRS
CRP	40040903	FINAL PUNCH LIST – SDRS
CRP	40050900	C/OUT DEMISTER WASH & SEAL WATER TANKS
CRP	40050901	C/OUT DEMISTER WASH & SEAL WATER TANKS
CRP	40050902	OPERATIONAL CHECK-OUT – SDRS
CRP	40050903	FINA PUNCH LIST – SDRS
CRP	40050904	FINAL PUNCH LIST – SDRS
CRP	40060008	SDRS SERVICE BLDG LIGHTING
CRP	40060009	SDRS SERVICE BLDG. LIGHTING
CRP	40060018	CONTROL WRG-SDRS SERV BLDG
CRP	40060051	DEMISTER ROOM LIGHTING
CRP	40080022	DEMISTER WASH PUMPS
CRP	40080206	CRANES & HOIST SDRS
CRP	40080235	CONDUIT FOR SDRS CRANES AND HOIST
CRP	40080237	POWER WIRING FOR SDRS CRANES AND HOISTS
CRP	40080904	CHECK-OUT PURGE AIR FANS
CRP	40080905	CHECK-OUT PURGE AIR FANS
CRP	40080906	CHECK-OUT CRANES & HOIST
CRP	40080910	CHECK-OUT SUMP PUMPS
CRP	40080911	CHECK-OUT SUMP PUMPS
CRP	40080912	OPERATIONAL CHECK-OUT – SDRS
CRP	40080913	FINAL PUNCH LIST – SDRS
CRP	40080914	FINAL PUNCH LIST – SDRS
CRP	40100051	FRP DUCK DRAIN PIPING
CRP	40100052	FRP DUCK DRAIN PIPING
CRP	40100059	HEAT TRACE & INS SERV& ASH WTR
CRP	40100060	HEAT TRACE & INS SERV& ASH WTR
CRP	40100066	HEAT TRACE&INS RETURN WTR REACT TANKS
CRP	40100067	HEAT TRACE&INS RETURN WTR REACT TANKS
CRP	40100070	HEAT TRACE&INS DEMIS WASH PIPING
CRP	40100071	HEAT TRACE&INS DEMIS WASH PIPING
CRP	40100900	OPERATIONAL CHECK-OUT – SDRS
CRP	40100902	FINAL PUNCH LIST – SDRS
CRP	40130003	INSTL & WIRE RECEPTABLE-A SIDE
CRP	40130006	INSTL & WIRE RECEPTABLE-B SIDE
CRP	40140003	INST CABLE TRAY ‘A’ ABSORBER
CRP	40140004	INST CABLE TRAY ‘A’ ABSORBER

9

CRP	40140005	INST CABLE TRAY ‘B’ ABSORBER
CRP	40140006	INST CABLE TRAY ‘B’ ABSORBER
CRP	40140900	OPERATIONAL CHECK-OUT – SDRS
CRP	40140901	FINAL PUNCH LIST – SDRS
CRP	40140902	FINAL PUNCH LIST – SDRS
CRP	40160001	INST COMM CONTROL BUILDING
CRP	40160002	INST COMM CONTROL BUILDING
CRP	40160003	INST COMM PMP BLDG
CRP	40160004	INST COMM PMP BLDG
CRP	40160005	INST COMM PMP BLDG
CRP	40160006	INST COMM A ABSORBER
CRP	40160007	INST COMM A ABSORBER
CRP	40160008	INST COMM A ABSORBER
CRP	40160009	INST COMM B ABSORBER
CRP	40160010	INST COMM B ABSORBER
CRP	40160011	INST COMM B ABSORBER
CRP	40160012	INST COMM REACT TANK
CRP	40160013	INST COMM REACT TANK
CRP	40160014	INST COMM REACT TANK
CRP	40160015	INST COMM STEEL TANKS
CRP	40160016	INST COMM STEEL TANKS
CRP	40160017	INST COMM STEEL TANKS
CRP	40160019	INSTL PHONE BOX,CABLE,HEADSETS & WIRE
CRP	40160900	OPERATIONAL CHECK-OUT – SDRS
CRP	40160901	FINAL PUNCH LIST – SDRS
CRP	40160902	FINAL PUNCH LIST – SDRS
CRP	40170003	INSTALL GROUND CONTROL BLDG
CRP	40190004	INSTALL UPS SYSTEM
JLP	41010900	OPERATIONAL CHECK-OUT-REACTANT
JLP	41010901	OPERATIONAL CHECK-OUT-REACTANT PREP
JLP	41010902	FINAL PUNCHLIST-REACTANT PREP
JLP	41010903	FINAL PUNCHLIST-REACTANT PREP
JLP	41010006	LIGHTING-REACTANT PREPARATION
JLP	41010007	HVAC-ELECT PWR/CNTL REACT PREP BLDG
JLP	41020040	INSTALL LEVEL SWITCHES
JLP	41020041	INSTALL LEVEL SWITCHES
JLP	41020042	INSTALL LEVEL SWITCHES
JLP	41050022	INSTR FOR REACT SUPPLY BLDG MILL EQUIP
JLP	41050080	COMPL GUARDS, DRS, MISC SYS ON MILLS
JLP	41050900	CHECK-OUT LIMESTONE MILL PUMPS
JLP	41050901	CHECK-OUT LIMESTONE MILL PUMPS
JLP	41050902	CHECK-OUT LIMESTONE MILL PUMPS
JLP	41050903	CHECK-OUT MILLS
JLP	41050904	CHECK-OUT MILLS
JLP	41050905	CHECK-OUT MILLS
JLP	41050906	CHECK-OUT JIB CRANE
JLP	41050907	CHECK-OUT REACTANT LIVE STORAGE PUMPS

10

JLP	41050908	CHECK-OUT REACTANT LIVE STORAGE PUMPS
JLP	41050909	CHECK-OUT REACTANT LIVE STORAGE PUMPS
JLP	41050910	CHECK-OUT LOAD CELLS
JLP	41050911	OPERATIONAL CHECK-OUT-REACTANT
JLP	41050912	FINAL PUNCHLIST-REACTANT PREP
JLP	41060002	INSULATE YARD AREA PIPE
JLP	41060015	HEAT TRACING
JLP	41060020	INSTL 15 INSTRU REACT SPLY BLDG PPG
JLP	41060021	INSTL 15 INSTRU REACT SPLY BLDG PPG
JLP	41060022	INSTL 15 INSTRU REACT SPLY BLDG PPG
JLP	41060030	HOUSE AIR PIPING – RPB
JLP	41060031	HOUSE AIR PIPING – RPB
JLP	41060900	CHECK-OUT PIPING/INSTRUMENTS
JLP	41060901	OPERATIONAL CHECK-OUT-REACTANT
JLP	41060902	FINAL PUNCHLIST-REACTANT PREP
JLP	41090006	INSTL & WIRE RECEPT REACT PREP BLDG
JLP	41110001	LST LIGHTING
JLP	41110002	LST LIGHTING
JLP	41120003	INSTL COMM EQUIP REACTANT PREP BLDG
JLP	41120005	INST COMM EQUIPMENT YARD
JLP	41120006	INST COMM EQUIPMENT YARD

11